Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

By and Between

SK TELECOM CO., LTD.

AND

SMART GLOBAL HOLDINGS, INC.

Dated as of July 14, 2024

	4.9	Financial Assurances	22

5.	INVESTOR’S CONDITIONS TO CLOSING		22

	5.1	Representations and Warranties	22
	5.2	Covenants	22
	5.3	Investor Agreement	22
	5.4	Other Deliverables.	22
	5.5	No Material Adverse Effect	23
	5.6	Investor Designee	23

6.	COMPANY’S CONDITIONS TO CLOSING		23

	6.1	Representations and Warranties	23
	6.2	Covenants	23
	6.3	Investor Agreement	23
	6.4	Other Deliverables	23

7.	MUTUAL CONDITIONS TO CLOSING		24

	7.1	CFIUS Matters	24
	7.2	No Prohibition	24
	7.3	Required Clearances	24
	7.4	DCSA Matters	24

8.	TERMINATION		24

	8.1	Ability to Terminate	24
	8.2	Effect of Termination	25

9.	ADDITIONAL COVENANTS AND AGREEMENTS		25

	9.1	Investor Designee	25
	9.2	Market Listing	25
	9.3	Required Clearances	25
	9.4	CFIUS Filing	26
	9.5	Reserved	26
	9.6	DCSA Matters	26
	9.7	Assistance and Cooperation	27
	9.8	Effect of Waiver of Condition to Closing	27
	9.9	Interim Operations of the Company	27
	9.10	Confidentiality	28
	9.11	Securities Law Disclosure; Publicity	28
	9.12	Restrictive Securities Legend	28
	9.13	Transfer Taxes	29
	9.14	Collaboration Agreement.	29
	9.15	Domicile Transaction.	29

10.	MISCELLANEOUS		29

	10.1	Governing Law; Submission to Jurisdiction	29
	10.2	Dispute Resolution	29
	10.3	Waiver	29
	10.4	Notices	30
	10.5	Entire Agreement	30

10.6	Amendments	30
10.7	Headings; Nouns and Pronouns; Section References	30
10.8	Severability	30
10.9	Assignment	30
10.10	Successors and Assigns	30
10.11	Counterparts	31
10.12	Third Party Beneficiaries	31
10.13	No Strict Construction	31
10.14	Survival	31
10.15	Equitable Relief; Remedies	31
10.16	Expenses	31

Exhibit A – Form of Cross Receipt

Exhibit B – Form of Investor Agreement

Exhibit C – Form of Certificate of Designation

Exhibit D – Notice

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 14, 2024, by and between SK Telecom Co., Ltd. (the “Investor”), a Korean corporation, with its principal place of business at SK T-Tower, 65, Eulji-ro, Jung-gu, Seoul, 04539, Korea,, and SMART Global Holdings, Inc. (the “Company”), an exempted company incorporated in the Cayman Islands with limited liability, with its principal place of business at 1390 McCarthy Blvd., Milpitas, California 95035. Each of the Investor and the Company is referred to in this Agreement as a “party” and together as the “parties.”

WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to subscribe for and purchase from the Company, certain Convertible Preferred Shares, par value US$0.03 per share, of the Company (the “CPS”) pursuant to an exemption from registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Investor and the Company agree as follows:

1. Definitions.

1.1 Defined Terms. When used in this Agreement, the following terms shall have the respective meanings specified therefor below:

“2026 Convertible Notes” means the Company’s 2.25% Convertible Senior Notes due 2026.

“2029 Convertible Notes” means the Company’s 2.00% Convertible Senior Notes due 2029.

“Activist Shareholder” means a Person or group (as such term is used in Section 13(d) of the Exchange Act) (other than the Investor and its Affiliates) (i) if such Person or group has filed a Schedule 13D under the Exchange Act that remains in effect with respect to the Company and has described in such filing a plan, proposal or intent to control or influence the management, Board of Directors, policies or affairs of the Company (including by obtaining representation on the Company’s Board of Directors) or (ii) if such Person or group has made a public announcement regarding such Person or group’s intent to control or influence the management, Board of Directors, policies or affairs of the Company (including by obtaining representation on the Company’s Board of Directors).

“Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

“Aggregate Purchase Price” shall have the meaning set forth in Section 2.1.

“Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

“Amended and Restated Memorandum and Articles of Association” shall mean the Second Amended and Restated Memorandum and Articles of Association of the Company, adopted by special resolution on March 30, 2020, as may be amended and/or restated from time to time.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.20.

“Arbitration” shall have the meaning set forth in Section 10.2.

“Award” shall have the meaning set forth in Section 10.2.

“Board” shall have the meaning set forth in Section 2.2(b).

“Business” means the businesses of the Company and its Subsidiaries as described in Part 1 of the Company’s most recent Annual Report on Form 10-K as filed with the SEC from time to time.

“Business Day” shall mean a day on which commercial banking institutions in New York, New York, San Jose, California, Seoul, the Republic of Korea and the Cayman Islands are open for business.

“Centerview” shall have the meaning set forth in Section 3.29.

“Certificate of Designation” shall have the meaning set forth in Section 2.1.

“CFIUS” means the Committee on Foreign Investment in the United States or any successor entity, and any member agency thereof acting in such capacity.

“CFIUS Clearance” means the parties shall have received (a) a written notice issued by CFIUS stating that CFIUS has concluded that the Transaction is not a “covered transaction” and not subject to review under applicable Law, (b) a written notice issued by CFIUS that it has determined that there are no unresolved national security concerns with respect to the Transaction, and has concluded all action under the DPA, or (c) either (i) the President of the United States shall have determined not to use his powers pursuant to the DPA to unwind, suspend, condition or prohibit the consummation of the Transaction or (ii) the period allotted for presidential action under the DPA shall have passed without any determination by the President of the United States.

“CFIUS Cooperation Actions” shall mean each party to this Agreement shall promptly inform the other, unless prohibited by applicable Law, of any communication from CFIUS or its member agencies regarding any of the transactions contemplated by this Agreement in connection with any CFIUS filing. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law, each party shall (i) give each other reasonable advance notice of all meetings with CFIUS or its member agencies relating to the Transaction contemplated hereby, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep such other party reasonably apprised with respect to any oral communications with CFIUS regarding the transaction contemplated hereby, (iv) cooperate in the filing of any joint CFIUS notice and any presentations related thereto, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications with CFIUS, except for those that may include confidential business information or involve personal identifier information and (vi) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from CFIUS, except for those excluded above. Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information.

“CFIUS Filing Actions” shall mean the parties to this Agreement shall submit or cause to be submitted (i) as soon as possible after the date of this Agreement, a draft of the joint notice to CFIUS (“CFIUS Notice”) contemplated under 31 C.F.R. § 800.501(g) with respect to the Transaction contemplated by this Agreement, (ii) as promptly as practicable after receiving feedback from CFIUS regarding the draft CFIUS Notice referenced in clause (i), a formal CFIUS Notice as contemplated by 31 C.F.R. § 800.501(a), and (iii) as soon as possible (and in any event in accordance with pertinent regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or which the parties mutually agree should be made, in each case in connection with this Agreement and the Transaction contemplated hereby.

“CFIUS Notice” shall have the meaning set forth in the definition of “CFIUS Filing Actions.”

“CICA” means the Companies Act (as amended) of the Cayman Islands.

“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).

“Closing Date SEC Filings” shall mean, with respect to the representations and warranties of the Company set forth in Section 3.2(c), the Company SEC Documents filed prior to the Closing Date.

“Collaboration Agreement” shall mean the agreement setting forth the terms and conditions of the collaboration between the Company and the Investor or its Affiliates, which shall be based on the Collaboration Scope, in a form mutually agreed by the Company and the Investor, which shall be effective at or following the Closing Date.

“Collaboration Scope” shall mean the collaborative efforts of the Company and the Investor (or its Affiliates), including, but not limited to:

•	the global expansion and optimization of AI computing infrastructure;

•	the development and deployment of edge AI technologies and solution;

•	the enhancement and innovation of AI computing software and platforms;

•	the leadership and ecosystem development for next-generation chips, including GPUs and NPUs; and

•	the advancement and implementation of future-oriented memory solutions.

“Company” shall have the meaning set forth in the Preamble.

“Company ESPP” shall mean the Company 2018 Employee Share Purchase Plan, as amended.

“Company Option” shall mean an option to purchase Company Ordinary Shares.

“Company Ordinary Share” shall mean a Company ordinary share, US$0.03 par value per share.

“Company Preferred Share” shall mean a Company preferred share, US$0.03 par value per share.

“Company Restricted Share” shall mean a Company Ordinary Share that is subject to forfeiture or a right of repurchase.

“Company RSU Award” shall mean an award of restricted share units covering Company Ordinary Shares.

“Company SEC Documents” shall have the meaning set forth in Section 3.24(a).

“Company SEC Filings” shall mean, with respect to the representations and warranties of the Company set forth in Section 3, the Company SEC Documents filed prior to the date of this Agreement (whether the representations and warranties are made as of the date hereof or as of the Closing).

“Company Securities” shall have the meaning set forth in Section 3.2(c).

“Competitor” shall mean a Person (other than the Investor and its Affiliates) who is engaged in the Business, if (a) the majority of annual gross revenues of such Person is derived from the Business and (b) such Person holds at least 50% of the voting rights in the Business and has the right to appoint the majority of the members of the board of directors or a similar governing body (provided, that in no event shall a Person be deemed to be “engaged” in the Business solely because of a less than 10% investment in another Person without any right to nominate any members of the board of directors or similar governing body of such Person).

“Confidential Information” shall have the meaning set forth in Section 9.

“Conversion Shares” shall mean the Company Ordinary Shares issuable upon conversion of the Shares.

“CPS” shall have the meaning set forth in the Recitals.

“Credit Agreement” shall mean the Credit Agreement, dated as of February 7, 2022, by and among the Company, Citizens Bank, N.A. and the other parties thereto, as amended on August 29, 2022.

“Cross Receipt” shall mean an executed document signed by each of the Company and the Investor, in substantially the form of Exhibit A attached hereto.

“DCSA” shall have the meaning set forth in Section 7.4.

“Dispute” shall have the meaning set forth in Section 10.2.

“DOJ” shall have the meaning set forth in Section 9.3.

“DPA” means Section 721 of the U.S. Defense Production Act of 1950, as amended, including the implementing regulations thereof, codified at 31 C.F.R. Parts 800 and 801.

“Environmental Laws” shall have the meaning set forth in Section 3.16(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FOCI” shall have the meaning set forth in Section 7.4.

“FTC” shall have the meaning set forth in Section 9.3.

“GAAP” shall have the meaning set forth in Section 3.14.

“Governmental Authority” shall mean any court, agency, authority, department or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Hazardous Materials” shall have the meaning set forth in Section 3.16(c).

“HSR Act” shall have the meaning set forth in Section 3.6.

“ICC Arbitration Rules” shall have the meaning set forth in Section 10.2.

“Intellectual Property” shall have the meaning set forth in Section 3.11.

“Investment Company Act” shall have the meaning set forth in Section 3.13.

“Investor” shall have the meaning set forth in the Preamble.

“Investor Agreement” shall mean that certain Investor Agreement by and between the SPV and the Company, to be dated as of the Closing Date, in substantially the form of Exhibit B attached hereto, as the same may be amended from time to time.

“IT Systems” shall have the meaning set forth in Section 3.23.

“Knowledge of the Company” means the actual knowledge of each of the executive officers of the Company, after such individual shall have made reasonable inquiries from such individual’s direct reports (or their successors, if applicable).

“LAS” shall have the meaning set forth in Section 3.6.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

“Lien” shall mean any charge, encumbrance, claim, community or other marital property interest, equitable ownership interest, collateral assignment, lien (statutory or otherwise), license, option, pledge, charge, security interest, mortgage, deed of trust, attachment, right of way, easement, restriction, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any equity interest), transfer, receipt of income or exercise of any other attribute of ownership of any kind or nature whatsoever affecting or attached to any asset.

“Material Adverse Effect” shall mean any change, event or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have (a) a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations or prospects of the Company and its Subsidiaries taken as a whole or (b) a material adverse effect on the performance by the Company of its obligations under this Agreement.

“Modified Clause” shall have the meaning set forth in Section 10.8.

“NASDAQ” shall have the meaning set forth in Section 3.6.

“NISPOM Rule” shall have the meaning set forth in Section 9.6.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, company, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Personal Data” shall have the meaning set forth in Section 3.23.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Registration Statement” shall mean the registration statement meeting the requirements set forth in the Investor Agreement and covering the resale of the Registrable Securities as provided for in the Investor Agreement.

“Release” shall have the meaning set forth in Section 3.16(c).

“Representatives” shall mean, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, potential debt and equity financing sources (excluding any co-investors), and other representatives. For the avoidance of doubt, potential debt and equity financing sources are Representatives, whether or not the Investor contacts any one of them before or after the Closing Date.

“Required Clearances” shall have the meaning set forth in Section 7.3

“Sanctioned Country” shall have the meaning set forth in Section 3.21.

“Sanctions” shall have the meaning set forth in Section 3.21.

“Sarbanes-Oxley Act” shall have the meaning set forth in Section 3.26.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall mean the Shares and the Conversion Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” shall have the meaning set forth in Section 2.1.

“SPV” shall mean a special purpose vehicle formed by the Investor to consummate the transactions contemplated by this Agreement and the Investor Agreement.

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, any other Person or Persons of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Successor Credit Agreement” shall have the meaning set forth in Section 3.2(e).

“Termination Date” shall have the meaning set forth in Section 8.1(b).

“Third Party” shall mean any Person (other than a Governmental Authority) other than the Investor, the Company or any Affiliate of the Investor or the Company.

“Transaction” shall mean the issuance and sale of the Securities by the Company, and the purchase of the Securities by the Investor, in accordance with the terms hereof.

“Transaction Agreements” shall mean this Agreement, the Investor Agreement and the Certificate of Designation.

“Tribunal” shall have the meaning set forth in Section 10.2.

2. Purchase and Sale of CPS.

2.1 Purchase Price and Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Investor, free and clear of all Liens, other than any liens arising as a result of any action by the Investor, and the Investor shall purchase from the Company, 200,000 CPS (the “Shares”), at a purchase price of US$1,000 per share (the “Purchase Price”) having the terms and conditions set forth on Exhibit C attached hereto (the “Certificate of Designation”) and under the Amended and Restated Memorandum and Articles of Association, for an aggregate purchase price of US$200,000,000 (the “Aggregate Purchase Price”); provided, that, in the event of any share dividend, subdivision, consolidation of shares or other similar change in the share capital of the Company after the date hereof and on or prior to the Closing which affects or relates to the CPS or the Conversion Shares, the number of Shares shall be adjusted proportionately.

2.2 Closing Date; Deliveries.

(a) Closing Date. Subject to the satisfaction or waiver of all the conditions to the Closing set forth in Sections 5, 6 and 7 hereof, the closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held virtually by telephonic meeting on the third (3rd) Business Day after the satisfaction of the conditions to Closing set forth in Sections 5, 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing), at 7:00 a.m., Pacific Time, at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or at such other time, date and location as the parties may agree. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

(b) Deliveries by the Company. At the Closing, subject to the terms and conditions hereof, the Company shall instruct its transfer agent to issue to the Investor the Shares via book-entry to the applicable account registered in the name of the Investor. The Company shall also deliver at the Closing: (i) a duly executed Cross Receipt and a certified copy of the register of members of the Company dated as at the Closing Date updated to reflect the issue of the Shares to the Investor; (ii) a certificate in form and substance reasonably satisfactory to the Investor and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Section 5 of this Agreement have been fulfilled; (iii) a duly executed Investor Agreement by the Company; (iv) a copy of the executed Certificate of Designation; and (v) a certificate of the secretary or director of the Company dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the Amended and Restated Memorandum and Articles of Association in effect on the Closing Date; and (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company (the “Board”) authorizing the execution, delivery and performance of the Transaction Agreements and the transactions contemplated thereby, including, for the avoidance of doubt, the adoption of the Certificate of Designation, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date and (vi) a copy of a recent certificate of good standing with respect to the Company issued by the Registrar of Companies in the Cayman Islands.

(c) Deliveries by the Investor. At the Closing, the Investor shall deliver, or cause to be delivered, to the Company the Aggregate Purchase Price by wire transfer of immediately available United States funds to an account designated by the Company. The Company shall notify the Investor in writing of the wiring instructions for such account not less than three (3) Business Days before the Closing Date. The Investor shall also deliver, or cause to be delivered, at the Closing: (i) a duly executed Cross Receipt; (ii) a certificate in form and substance reasonably satisfactory to the Company and duly executed by an authorized executive officer or a director of the Investor certifying that the conditions to Closing set forth in Section 6 of this Agreement have been fulfilled; and (iii) a duly executed Investor Agreement by the Investor.

3. Representations and Warranties of the Company. The Company hereby represents and warrants the following to the Investor as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

3.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries have been duly organized and incorporated (as applicable) and are validly existing and in good standing under the laws of their respective jurisdictions of organization or incorporation (as applicable), are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as now conducted and as proposed to be conducted in the Company SEC Filings, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be likely to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association, or other entity other than the Subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed as Company SEC Filings, except for those Subsidiaries omitted from Exhibit 21.1 because, considered in the aggregate as a single Subsidiary, they would not constitute a “significant subsidiary” within the meaning of Regulation S-X promulgated under the Securities Act.

3.2 Capitalization and Voting Rights.

(a) As of the date of this Agreement, the authorized share capital of the Company consists of US$6,900,000 divided into 200,000,000 Company Ordinary Shares and 30,000,000 Company Preferred Shares, par value US$0.03 each. As of May 31, 2024, (i) 52,865,465 Company Ordinary Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) 6,810,818 Company Ordinary Shares were held in the treasury of the Company, (iii) 243,750 Company Ordinary Shares were Company Restricted Shares, (iv) 835,834 Company Ordinary Shares were subject to outstanding Company Options, (v) 4,340,641 Company Ordinary Shares were subject to outstanding Company RSU Awards (624,341 of which were subject to performance-based vesting conditions), (vi) 1,920,576 Company Ordinary Shares were authorized for issuance pursuant to the Company ESPP, (vii) no Company Preferred Shares were issued and outstanding, (viii) 6,279,420 Company Ordinary Shares were reserved for issuance upon conversion of the 2026 Convertible Notes and (ix) 9,009,000 Company Ordinary Shares were reserved for issuance upon conversion of the 2029 Convertible Notes. From May 31, 2024 to the date of this Agreement, there have been no changes to the preceding sentence, other than (x) the granting of Company Restricted Shares, Company Options and Company RSU Awards in the ordinary course of business and (y) the lapse or termination of restrictions on Company Restricted Shares, the exercise of Company Options or the vesting of Company Ordinary Shares. All of the issued and outstanding Company Ordinary Shares (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable, and (C) were issued in compliance with all applicable securities Laws. None of the issued and outstanding Company Ordinary Shares were issued in violation of any preemptive rights arising under the CICA or the Amended and Restated Memorandum and Articles of Association.

(b) All of the Company Ordinary Shares are entitled to one (1) vote per share. As of the Closing Date, all of the authorized CPS will be entitled to vote together with the Company Ordinary Shares on an as-converted basis.

(c) Except as described or referred to in Section 3.2(a) above, as provided in the Investor Agreement or as set forth in the Company SEC Filings or the Closing Date SEC Filings, there are: (i) no outstanding shares, or other equity interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares, or other equity interests in, the Company, and (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any shares of, or other equity interests in, or any securities convertible into or exchangeable for shares of, or other equity interests in, the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as “Company Securities”), other than (w) any new grants of equity awards pursuant to the Company’s existing share or share option plans or other employee compensation plans in the ordinary course of business, (x) the granting of Company Restricted Shares, Company Options and Company RSU Awards in the ordinary course of business and (y) the lapse or termination of restrictions on Company Restricted Shares, the exercise of Company Options or the vesting of Company Ordinary Shares, or (z) the issuance of Company Securities in the ordinary course of business.

(d) Except as provided in the Investor Agreement, as set forth in the Company SEC Filings or the Amended and Restated Memorandum and Articles of Association, the Company is not a party to any shareholders’ agreement, voting agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities or the giving of written consents by a shareholder or director of the Company. To the Knowledge of the Company, as of the date of this Agreement, no other Person is a party to any shareholders’ agreement, voting agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities or the giving of written consents by a shareholder or director of the Company.

(e) The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (other than any Liens granted pursuant to or otherwise permitted by the Credit Agreement (or an amended, successor or replacement credit agreement that the Company considers its primary credit agreement (the “Successor Credit Agreement”) , and all of the issued and outstanding shares of each Subsidiary are validly issued and fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.3 Authorization.

(a) All requisite corporate action on the part of the Company and the Board required by applicable Law for the authorization, execution and delivery by the Company of the Transaction Agreements and the performance of all obligations of the Company hereunder and thereunder, including the authorization and issuance of the Securities, has been taken.

(b) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties hereto, are a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy). The Investor Agreement has been duly authorized and, as of the Closing Date, the Investor Agreement will be duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy). The Certificate of Designation has been duly authorized and adopted by the Company.

3.4 No Defaults. Neither the Company nor any of its Subsidiaries is (i) in violation of its Amended and Restated Memorandum and Articles of Association or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.5 No Conflicts. The execution, delivery and performance by the Company of each Transaction Agreement, the issuance and sale of the Securities by the Company and the consummation by the Company of the transactions contemplated by the Transaction Agreements will not (i) conflict or contravene with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of or contravention with the provisions of the Amended and Restated Memorandum and Articles of Association or similar organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of or contravention with any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, with respect to this Agreement, in the case of clauses (i) and (iii) above, for any such conflict, contravention, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

3.6 No Governmental Authority or Third Party Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each Transaction Agreement, the issuance and sale of the Securities by the Company and the consummation by the Company of the transactions contemplated by the Transaction Agreements, except such (i) those that have been granted or made, as the case may be, that are in full force and effect, (ii) as may be required under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions or other non-U.S. laws applicable to the purchase of the Securities outside the U.S. in connection with the transactions contemplated by the Transaction Agreements, (iii) as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), CFIUS, the DPA, the NISPOM Rule and under any foreign legal requirement relating to competition and foreign direct investment Laws , and (iv) with respect to the Securities, the filing with the Nasdaq Global Select Market (“NASDAQ”) of, and the absence of unresolved issues with respect to, a Notification Form: Listing of Additional Shares (the “LAS”).

3.7 Valid Issuance of Securities. When issued and sold at the Closing in accordance with the terms hereof for the Aggregate Purchase Price, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free from any Liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than any restrictions on transfer arising pursuant to the Transaction Agreements or under federal securities Laws. The Conversion Shares, when issued in accordance with the terms hereof and the Amended and Restated Memorandum and Articles of Association and Certificate of Designation, will be validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than restrictions on transfer arising pursuant to the Transaction Agreements or under federal securities Laws. The Company has authorized and reserved for issuance from its duly authorized share capital the maximum number of Company Ordinary Shares issuable pursuant to this Agreement, including the maximum number of Conversion Shares issuable upon the conversion of the Shares.

3.8 Litigation. Except as described in the Company SEC Filings, (i) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the Knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (ii) as of the date hereof, there are no current or pending legal, governmental or regulatory actions, suits or proceedings would restrain, enjoin, prevent or interfere with the consummation of any of the transactions contemplated by the Transaction Agreements.

3.9 Licenses and Other Rights; Compliance with Laws. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Filings, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Company SEC Filings, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

3.10 Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Subsidiaries taken as a whole, in each case, free and clear of all Liens (i) except as disclosed in the Company SEC Filings, and (ii) except those that do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

3.11 Intellectual Property. The Company and its Subsidiaries own or possess adequate rights to use all inventions, patents, trademarks, service marks, trade names, domain names, copyrights, licenses, technology, know-how, trade secrets and other intellectual property and proprietary rights or confidential information, systems or procedures (including all goodwill associated with, and all registrations and applications for registration of, the foregoing) (collectively, “Intellectual Property”) necessary for or material to the conduct of their respective businesses as currently conducted and as proposed to be conducted, and, to the Knowledge of the Company, the conduct of their respective businesses has not and does not infringe, misappropriate or otherwise violate any Intellectual Property of others. There is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim and neither the Company nor any of its Subsidiaries has received any written communication (a) challenging the Company’s rights in or to, or alleging the violation of any of the terms of, any Intellectual Property owned by or exclusively or co-exclusively licensed to the Company or any of its Subsidiaries; (b) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party; or (c) challenging the validity, scope or enforceability of any Intellectual Property owned by or exclusively or co-exclusively licensed to the Company or any of its Subsidiaries; except, in the case of each of (a) through (c) above, where the outcome of which would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, all such Intellectual Property owned by or exclusively or co-exclusively licensed to the Company or its Subsidiaries is valid and enforceable. The Company and/or its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of Intellectual Property owned by or exclusively or co-exclusively licensed to the Company or its Subsidiaries, except where failure to do so would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. No Intellectual Property owned by the Company or any of its Subsidiaries was developed, in whole or in part (i) pursuant to or in connection with the development of any professional, technical or industry standard, (ii) under contract with or using the resources of any Governmental Authority, academic institution or other entity that would subject such Intellectual Property to the rights of any Governmental Authority, academic institution or other entity, or (iii) under any grants or other funding arrangements with third parties.

3.12 No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement on Form S-1 or S-3.

3.13 Investment Company Act. The Company is not and, after giving effect to the offer, sale and issuance of the Securities and the application of the proceeds thereof received by the Company in conformity with the terms of this Agreement, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).

3.14 Taxes. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes, except for any tax that is being contested in good faith and for which an adequate reserve or accrual has been established in accordance with United States generally accepted accounting principles (“GAAP”), and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Company SEC Filings, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except where the failure to pay or file, or when such deficiency, would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There are no Liens for material taxes upon the assets of the Company or any of its Subsidiaries other than for current taxes not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s SEC Filings.

3.15 No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is contemplated or threatened, and to the Knowledge of the Company, there is no existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

3.16 Compliance with and Liability under Environmental Laws.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) are, and in the last three years were, except as described in the Company SEC Filings, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, release or threat of release of hazardous materials (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of hazardous materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (iv) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (v) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law.

(b) There are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Hazardous Materials. Except for specific matters that are accurately described in the Company SEC Filings, in the last three years, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its Subsidiaries (or, to the Knowledge of the Company and its Subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

3.17 eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Filings has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

3.18 Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent and customary in the respective businesses in which the Company and its Subsidiaries are engaged; and neither the Company nor any of its Subsidiaries has (i) received written notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in all material respects. The Company intends to review its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue the respective businesses of the Company and its Subsidiaries.

3.19 No Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any director or officer or controlled Affiliate or, to the Knowledge of the Company, any non-controlled Affiliate or employee of the Company or any of its Subsidiaries nor, to the Knowledge of the Company or any of its Subsidiaries, any agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries has, in the last five years, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government- owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti- corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

The Company, its Subsidiaries and its controlled Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

3.20 Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted, in the last five years, in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

3.21 No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, directors, officers or employees, nor, to the Knowledge of the Company or any of its Subsidiaries, any agent, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is, or is owned or controlled by one or more persons that is, (x) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore or other relevant sanctions authority (collectively, “Sanctions”), or (y) located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

3.22 No Restrictions on Subsidiaries. Except as set forth in the Credit Agreement, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

3.23 Cybersecurity; Data Protection. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted and, to the Knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages, interruptions, or unauthorized uses of or accesses to the Company’s or its Subsidiaries’ IT Systems or any Personal Data held by the Company or any of its Subsidiaries in the last three years except for those that have been remediated without material cost or liability. The Company and its Subsidiaries are presently in material compliance with all applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. Neither the Company nor any of its Subsidiaries has received any notification or allegation from any competent authority (including any information or enforcement notice, or any transfer prohibition notice) alleging that the Company or any of its Subsidiaries has not complied in any respect with any applicable Laws, statutes, rules or regulations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data.

3.24 Company SEC Documents; Financial Statements; NASDAQ.

(a) The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. Since January 1, 2023, the Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the SEC (collectively, the “Company SEC Documents”).

(b) The financial statements (including the related notes thereto) of the Company and its consolidated Subsidiaries included (or incorporated by reference) in its Annual Report on Form 10-K filed as Company SEC Filings comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended. Except (i) as set forth in the Company SEC Filings or (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Filings, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(c) As of the date of this Agreement, the Company Ordinary Shares are listed on NASDAQ, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Company Ordinary Shares under the Exchange Act or delisting the Company Ordinary Shares from NASDAQ. As of the date of this Agreement, the Company has not received any notification that, and has no knowledge that, the SEC or NASDAQ is contemplating terminating such listing or registration.

3.25 Absence of Certain Changes. Since the date of the most recent financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2024, filed with the SEC on July 9, 2024, until the date hereof: (i) there has not been any change in the share capital (other than the issuance of Company Ordinary Shares upon exercise of share options and convertible notes or the settlement of restricted share or share units described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Company SEC Filings), the short-term debt or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Company SEC Filings.

3.26 Internal Controls; Disclosure Controls and Procedures. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to comply with the requirements of the Exchange Act and to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and are in compliance with such disclosure controls and procedures in all material respects. Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), with respect to all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC during the past three years.

3.27 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans.

3.28 Accounting Controls. The Company and its Subsidiaries, taken as a whole, maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed to comply with the requirements of the Exchange Act and that has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company SEC Filings, there are no material weaknesses in the Company’s internal controls over financial reporting. The Company’s auditors and the Audit Committee of the Board have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.29 Brokers’ or Finders’ Fees. Other than Centerview Partners LLC (“Centerview”), no broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated by the Transaction Agreements.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants the following to the Company as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date):

4.1 Organization; Good Standing. The Investor is a company duly organized, validly existing and in good standing under the laws of the Republic of Korea. The SPV, when formed, will be a duly organized entity, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Investor and the SPV, when formed, has or will have all requisite power and authority to enter into the Transaction Agreements, to purchase the Securities and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements.

4.2 Authorization. All requisite corporate or other action on the part of the Investor and the SPV, when formed, and their respective members, principals, partners, directors, officers and stockholders required by applicable Law for the authorization, execution and delivery by the Investor and the SPV, when formed, of the Transaction Agreements to which they are a party and the performance of all of their obligations under the Transaction Agreements to which they are a party, including the subscription for and purchase of the Securities by the Investor and the SPV, when formed, has or will have been taken as of the Closing Date. This Agreement has been duly authorized, executed and delivered by the Investor and will be duly authorized, executed and delivered by the SPV, when formed, and, assuming due authorization, execution and delivery thereof by the other parties hereto, is and will be a valid and legally binding obligation of the Investor and the SPV, when formed, enforceable against the Investor and the SPV, when formed, in accordance with its terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy). The Investor Agreement has been duly authorized by the Investor and will be by the SPV, when formed, and, assuming due authorization, execution and delivery thereof by the other parties thereto, upon the execution and delivery of the Investor Agreement by the

Investor, will constitute valid and legally binding obligations of the Investor and the SPV, when formed, as the case may be, enforceable against the Investor and the SPV, when formed, in accordance with their terms (except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting enforcement of creditors’ rights and (ii) rules of Law governing specific performance, injunctive relief or other equitable remedies and limitations of public policy).

4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions hereof and thereof by the Investor and the SPV, when formed, to which they are a party do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which the Investor, the SPV, when formed, or any of their respective assets, are bound, or (c) violate or conflict with any of the provisions of any articles or memoranda of organization or association, charter, bylaws or similar documents of the Investor and the SPV, when formed, except as would not impair or adversely affect the ability of the Investor and the SPV to consummate the transactions contemplated by, and perform their obligations under, this Agreement and the Investor Agreement to which they are a party.

4.4 No Governmental Authority or Third Party Consents. No consent, approval, authorization or other order of any Governmental Authority or other Third Party is required to be obtained by the Investor in connection with the authorization, execution and delivery of any of the Transaction Agreements or with the subscription for and purchase of the Shares, except as may be required pursuant to the HSR Act, CFIUS, the DPA or the NISPOM Rule and under any foreign legal requirement relating to competition and foreign direct investment Laws.

4.5 Purchase Entirely for Own Account. The Securities shall be acquired for investment for the Investor’s or SPV’s, own account, as applicable, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention, and the SPV, when formed, will not have any intention, of selling, granting any participation or otherwise distributing the Securities to any Person. The Investor does not have and the SPV, when formed, will not have as of the Closing Date, any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to a Person any of the Securities.

4.6 Disclosure of Information. The Investor has had the opportunity to review the Company SEC Filings and has received or has had full access to all the information from the Company and its management that the Investor considers necessary or appropriate for deciding whether to purchase the Securities hereunder. The Investor (i) has not relied on any statements or other information provided by Centerview, as financial advisor to the Company, concerning the Company or the Securities or the offer and sale of the Securities; and (ii) acknowledges that Centerview has not acted as a financial advisor to or fiduciary of the Investor. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its financial condition, results of operations and prospects and the terms and conditions of the offering of the Securities sufficient to enable it to evaluate its investment. The Investor can bear the economic and tax risk of (x) an investment in the Securities and (y) a total loss in respect of such investment.

4.7 Investment Experience and Accredited Investor Status. The Investor is an institutional “accredited investor” (as defined in Rule 501 under the Securities Act). The Investor has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the investment in the Securities and of making an informed investment decision. The Investor is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Securities for its own account. The Investor is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities.

4.8 Acquiring Person. As of the date of this Agreement and immediately prior to the Closing, neither the Investor nor any of its Affiliates, beneficially owns, or will beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act without regard for the number of days in which a Person has the right to acquire such beneficial ownership and without regard to the Investor’s rights under this Agreement) any Company Ordinary Shares.

4.9 Financial Assurances. The Investor will, as of the Closing Date, have access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price. The Investor will cause the SPV to have, and the SPV will have, as of the Closing Date, access to cash in an amount sufficient to pay to the Company the Aggregate Purchase Price.

5. Investor’s Conditions to Closing. The Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Investor):

5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct (without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such dates (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except to the extent any such failure(s) to be true and correct, individually or in the aggregate, would not result in a Material Adverse Effect

5.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3 Investor Agreement. The Company shall have duly executed and delivered to the Investor, pursuant to Section 2.2(b) of this Agreement, the Investor Agreement, and (subject to execution by the Investor) such agreement shall be in full force and effect.

5.4 Other Deliverables. The Investor shall have received all items required to be delivered to the Investor pursuant to Section 2.2(b) of this Agreement (other than the Investor Agreement) at or prior to the Closing.

5.5 No Material Adverse Effect. From and after the date of this Agreement until the Closing Date, there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect. For purposes of this Section 5.5, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect following the date of this Agreement: (i) any changes resulting from general market, economic, financial, capital markets or political or regulatory conditions, (ii) any changes or proposed changes of Law or GAAP, (iii) any changes resulting from any act of terrorism, war, national or international calamity, or any worsening thereof, (iv) any changes affecting the industries in which the Company and its Subsidiaries conduct their businesses, (v) any changes resulting from the execution of this Agreement or the announcement or the pendency of the transactions contemplated herein, (vi) changes in the Company’s share price or the trading volume of the Company’s shares or any change in the credit rating of the Company (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted pursuant to this provision), (vii) any changes or effects resulting from any action required to be taken by the terms of this Agreement, (viii) the failure to meet internal or analysts’ expectations, projections or results of operations (but not, in each case, the underlying cause of any such changes, unless such underlying cause would otherwise be excepted pursuant to this provision), or (ix) any proceeding arising from or relating to the transactions contemplated by this Agreement; provided, that in the case of clauses (i), (ii), (iii) and (iv), if and only to the extent such changes do not have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

5.6 Investor Designee. The Investor Designee (as defined in the Investor Agreement) shall have been elected or appointed to the Board.

6. Company’s Conditions to Closing. The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):

6.1 Representations and Warranties. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such dates, except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, or (ii) to the extent any such failure(s) to be true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

6.2 Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3 Investor Agreement. The Investor shall have duly executed and delivered to the Company the Investor Agreement, pursuant to Section 2.2(c) of this Agreement, and (subject to execution by the Company) such agreement shall be in full force and effect.

6.4 Other Deliverables. The Company shall have received all items required to be delivered to the Company pursuant to Section 2.2(c) of this Agreement (other than the Investor Agreement) at or prior to the Closing.

7. Mutual Conditions to Closing. The obligations of the Investor and the Company to consummate the Closing are subject to the fulfillment as of the Closing Date of the following conditions:

7.1 CFIUS Matters. The parties shall have received the CFIUS Clearance or shall have otherwise determined to each of their reasonable satisfaction that CFIUS Clearance is not required under applicable Law.

7.2 No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the Transaction Agreements.

7.3 Required Clearances. (i) any applicable waiting period (or extension thereof) relating to the transactions contemplated by this Agreement under the HSR Act will have expired or been earlier terminated and (ii) any filings required under any foreign legal requirement relating to competition or foreign direct investment Laws, as set forth on Schedule 7.3 to this Agreement, in connection with this Agreement, shall have been made, and the applicable waiting periods and any extensions thereof obtained by request or other action of any Governmental Authority, shall have expired or been terminated, or consent, approval or clearance obtained prior to the Closing Date (clause (i) and (ii), collectively, the “Required Clearances”).

7.4 DCSA Matters. The Company shall have received written or oral confirmation from the Department of Defense, Defense Counterintelligence and Security Agency (“DCSA”) that any foreign ownership, control or influence (“FOCI”) resulting from the Investor’s ownership of the CPS and any rights or powers it has in respect of the Company or any of its Subsidiaries following the Closing can be mitigated pending the establishment of a FOCI mitigation instrument through execution of a commitment notice or letter such that any facility security clearance maintained by the Company or any of its Subsidiaries will remain valid following the Closing.

8. Termination.

8.1 Ability to Terminate. This Agreement may be terminated at any time prior to the Closing by:

(a) mutual written consent of the Company and the Investor;

(b) either the Company or the Investor, upon written notice to the other no earlier than three (3) Business Days after April 14, 2025 (the “Termination Date”), if the Transaction shall not have been consummated by the Termination Date; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date; and provided further, that if on the Termination Date all of the conditions to Closing shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time), other than the conditions set forth in Section 7.1, Section 7.3 and Section 7.4 (or Section 7.2, to the extent related to Section 7.1, Section 7.3 or Section 7.4) then the Termination Date shall automatically be extended until July 14, 2025;

(c) either the Company or the Investor, upon written notice to the other, if any of the mutual conditions to the Closing set forth in Section 7 shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(d) the Company, upon written notice to the Investor, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 5.1 or 5.2, as applicable, could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Investor set forth in this Agreement, or (ii) if any representation or warranty of the Investor shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.1, 6.2 or 6.3, as applicable, could not be satisfied by the Termination Date; or

(e) the Investor, upon written notice to the Company, so long as the Investor is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.1 or 6.2, as applicable, could not be satisfied by the Termination Date, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 5.1, 5.2 , 5.3, 5.4, 5.5, 5.6 or 5.7, as applicable, could not be satisfied by the Termination Date.

8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, (a) this Agreement (except for this Section 8.2 and Section 10 hereof, and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.2 shall relieve any party from liability for knowing and intentional fraud or any intentional or willful breach of this Agreement.

9. Additional Covenants and Agreements.

9.1 Investor Designee. As soon as reasonably practicable following the date of this Agreement (and in any event within 60 days following the date hereof), the Investor shall designate its initial Investor Designee (as defined in the Investor Agreement) who shall be a Person that meets the Board Qualifications (as defined in the Investor Agreement) and shall be reasonably acceptable to the Board). The Investor shall provide to the Company information relating to such Investor Designee as the Company may reasonably request.

9.2 Market Listing. From the date hereof through the Closing Date, Company shall use all reasonable best efforts to maintain the listing and trading of the Company Ordinary Shares on NASDAQ.

9.3 Required Clearances. The parties shall, as soon as practicable, and, in any event, no later than ten (10) Business Days after the date hereof, file or cause to be filed with the U.S. Federal Trade Commission (the “FTC”) and the U.S. Department of Justice (the “DOJ”) any notifications as may be required pursuant to the HSR Act with respect to the transactions contemplated by the Transaction Agreements, and as soon practicable after the date of this Agreement, file or cause to be filed with any other Governmental Authority any notifications, filings or applications required to for any other Required Clearances. The Investor and the Company will be responsible for equally sharing all filing fees associated with any notifications required to be filed under the HSR Act and any other Required Clearances. The parties shall use commercially reasonable efforts to promptly obtain Required Clearances, including under the HSR Act, for the consummation of the transactions contemplated by the Transaction Agreements, including by requesting early termination of waiting periods, where possible. The parties each agree not to take any action that will have the effect of delaying, impairing, or impeding any Required Clearance, including the early termination or expiration of the applicable waiting period under the HSR Act for the transactions contemplated by the Transaction Agreements. The parties commit to instruct their respective counsel to cooperate with each other and use commercially reasonable efforts to facilitate and expedite the expiration or termination of the applicable HSR Act waiting period at the earliest practicable date and to facilitate and expedite the completion of any other Required Clearances. Such commercially reasonable efforts and cooperation include, but are not limited to, each party undertaking (a) to promptly inform the other party of any material written or oral communication received from the DOJ, the FTC or any other Governmental Authority; (b) to respond as promptly as reasonably practicable to any request from the DOJ, the FTC or any other Governmental Authority for information, documents or other materials in connection with a review or investigation of the transactions contemplated by the Transaction Agreements; (c) to provide to the other party, and permit the other party to review and comment in advance of submission, all proposed correspondence, filings, and written communications to the DOJ, the FTC or any other Governmental Authority with respect to the transactions contemplated by the Transaction Agreements (other than the notifications required to be filed under the HSR Act); and (d) not to participate in any substantive meeting or discussion with the DOJ, the FTC or any other Governmental Authority in respect of an investigation or inquiry concerning the transactions contemplated by the Transaction Agreements unless it consults with the other party in advance and, except as prohibited by applicable Law or the DOJ, the FTC or any other Governmental Authority, gives the other party the opportunity to attend and participate therein; provided, however, that materials provided pursuant to this Section 9.3 may be redacted (x) to remove references concerning the valuation, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. The parties will consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any party to the DOJ, the FTC or any other Governmental Authority, except as may be prohibited by or restricted by law.

9.4 CFIUS Filing. The parties shall use commercially reasonable efforts to (i) take the CFIUS Filing Actions and the CFIUS Cooperation Actions, (ii) take or cause to be taken all lawful actions necessary to obtain the CFIUS Clearance as promptly as practicable, (iii) comply at the earliest practicable date with any request for information or documentary material received by the Investor or any of its Affiliates from any governmental, regulatory or stock exchange authority, and (iv) avoid the entry of any governmental order whether temporary, preliminary or permanent, with respect to CFIUS Clearance, that would have the effect of prohibiting, preventing or restricting consummation of the transactions contemplated hereby. The Investor and its Affiliates shall be responsible for equally sharing the cost of all fees payable to a governmental, regulatory or stock exchange authority in connection with filings in connection with obtaining CFIUS Clearance.

9.5 Reserved.

9.6 DCSA Matters. In light of the necessity of maintaining appropriate national security clearances, Company shall direct the methods, timing and content of all assurances, communications, notices, disclosures and submissions required or contemplated by or otherwise made pursuant to the National Industrial Security Program Operating Manual Rule (“NISPOM Rule”), 32 C.F.R. § 117 or other applicable national security directives, forms and instructions issued by the DCSA. Investor shall cooperate with Company and shall support and facilitate all such communications and submissions as directed by Company regarding (1) the transaction contemplated by this Agreement, (2) the current or proposed organizational structure, ownership and control of Investor and/or the Company or their respective Subsidiaries and Affiliates, (3) any commitment notices or letters, board resolutions or other exclusionary actions or mitigation instruments as required or requested or otherwise appropriate under guidance issued by DCSA with respect to Investor and/or the Company or their respective Subsidiaries and Affiliates, whether before, at or after the Closing (including but not limited to a notice to DCSA of the transaction upon the signing of this Agreement), and (4) otherwise as necessary to resolve and address FOCI requirements under the NISPOM Rule within the timelines of any review or investigation conducted by CFIUS. The parties shall use reasonable best efforts to ensure that any FOCI mitigation instruments required or requested by DCSA have the least impact on Investor and the Company.

9.7 Assistance and Cooperation.

(a) Prior to the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable best efforts to: (a) cause the conditions precedent set forth in Sections 5, 6 and 7 to be satisfied; (b) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any); and (c) obtain all necessary consents, approvals or waivers from Third Parties.

(b) The Company and the Investor shall each, upon request by the other, furnish the other with all information concerning itself, its Affiliates, directors, officers and shareholders or stockholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Investor, the Company or any of their respective Affiliates to any Governmental Authority in connection with the Transaction.

(c) Subject to applicable Laws and as required by any Governmental Authority, the Company and the Investor shall each keep the other apprised of the status of matters relating to consummation of the transactions contemplated by the Transaction Agreements, including promptly furnishing the other with copies of notices or other communications received by the Investor or the Company, as the case may be, or any of its Affiliates, from any Third Party and/or any Governmental Authority with respect to such transactions.

9.8 Effect of Waiver of Condition to Closing. In the event that, as of the Closing, the Investor provides written notice to the Company of its waiver of the condition regarding a Material Adverse Effect set forth in Section 5.6 of this Agreement with respect to a set of fact and circumstances giving rise to a Material Adverse Effect, the Investor shall be deemed to have waived any right of recourse against the Company for, and agreed not to sue the Company in respect of, any and all events or inaccuracies in any representations or warranties of the Company as to such facts and circumstances that, as of the Closing, have caused or would reasonably be expected to cause such Material Adverse Effect.

9.9 Interim Operations of the Company. From the date hereof until the Closing, except (a) as required by applicable Law, (b) as otherwise contemplated by this Agreement or (c) as the Investor may approve in writing, the Company shall not (i) take any actions that would be prohibited by the Certificate of Designation or would require the approval of the holders of the CPS, if such Certificate of Designation were in effect on such date and (ii) sell or otherwise dispose of assets representing more than 30% of the Company and its Subsidiaries’ total assets, except as set forth on Schedule 9.9 to this Agreement.

9.10 Confidentiality. The Investor shall, and shall cause its Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor or its Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement (the “Confidential Information”) and to use the Confidential Information solely in connection with the Investor’s investment in the Company; provided that the Confidential Information will not include information that (a) is, was or becomes available to the public (other than as a result of a breach of any confidentiality obligation by the Investor), (b) is or has been independently developed or conceived by the Investor without use of the Confidential Information or (c) is or has been made known or disclosed to the Investor by a Third Party without a breach of any confidentiality obligations such Third Party has to the Company that is known to the Investor; provided further that, the Investor may disclose the Confidential Information (i) to its Representatives in connection with its investment in the Company, (ii) to any prospective purchaser of any Company Ordinary Shares, provided that such prospective purchaser agrees to be bound by a confidentiality or non-disclosure agreement with the Investor that is no less restrictive than the confidentiality obligations set forth herein and within seven (7) days of providing any Confidential Information to any such prospective purchaser, the Investor provides notice to the Company identifying such prospective purchaser, (iii) to any Investor’s Affiliates and their respective Representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are subject to a confidentiality and non-disclosure obligations no less restrictive than the confidentiality obligations set forth herein), or (iv) as may otherwise be required by law or legal, judicial or regulatory process, provided that the Investor provides prompt prior written notice to the Company notifying the Company of the manner, scope and justification for such disclosure. Notwithstanding anything to the contrary, nothing in this Section 9.10 or elsewhere in this Agreement, shall permit the Investor, or any of its respective Affiliates to disclose the Confidential Information to any Competitor or Activist Shareholder.

9.11 Securities Law Disclosure; Publicity. No public release or announcement concerning the transactions contemplated hereby or by any other Transaction Agreement shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld, conditioned or delayed), except for any such release or announcement as may be required by securities Law or other applicable Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall (to the extent permissible under applicable Law) allow the Investor or the Company, as applicable, reasonable time to comment on such release or announcement in advance of such issuance and the disclosing party shall consider the other party’s comments in good faith.

9.12 Restrictive Securities Legend. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Shares shall bear the following legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE

COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SHARES WERE ISSUED.”

9.13 Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income taxes) that are required to be paid in connection with the issuance and sale of the Shares to the Investor hereunder will be fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with and the Investor and its Affiliates shall have no obligation therefor.

9.14 Collaboration Agreement. Following the date of this Agreement, the Company and the Investor shall negotiate in good faith and use their commercially reasonable efforts to finalize the terms of the Collaboration Agreement.

9.15 Domicile Transaction. The Company will consult in good faith with the Investor with respect to any plans to change the domicile of the Company (including via holding company) from the Cayman Islands to Delaware.

10. Miscellaneous.

10.1 Governing Law; Submission to Jurisdiction. The law, including the statutes of limitation, of the State of New York shall govern this Agreement, the interpretation and enforcement of its terms and any claim or cause of action (in law or equity), controversy or dispute arising out of or related to it or its negotiation, execution or performance, whether based on contract, tort, statutory or other law, in each case without giving effect to any conflicts-of-law or other principle requiring the application of the law of any other jurisdiction.

10.2 Dispute Resolution. The parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be arbitrated pursuant to the provisions of the Rules of Arbitration of the International Chamber of Commerce (the “ICC Arbitration Rules”), by three arbitrators (the “Tribunal”) appointed in accordance with the ICC Arbitration Rules (the “Arbitration”). The Arbitration will be conducted in English, and shall take place in New York, New York or such other location as the parties and the Tribunal may agree. The arbitral award (the “Award”) shall (a) be rendered within 120 days after the Tribunal’s acceptance of its appointment; (b) be delivered in writing; (c) state the reasons for the Award; (d) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the parties without the possibility of challenge or appeal, which are hereby waived; and (e) be accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 10.2 shall be deemed commercial. The Tribunal shall have the authority to grant any equitable or legal remedies, including entering preliminary or permanent injunctive relief; provided, however, that the Tribunal shall not have the authority to award (and the parties waive the right to seek an award of) punitive or exemplary damages.

10.3 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

10.4 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit E attached hereto and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic mail, upon written confirmation of receipt by facsimile, electronic mail or otherwise, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Any party may change its address by giving notice to the other parties in the manner provided above.

10.5 Entire Agreement. This Agreement and the Investor Agreement (once executed) (together with all exhibits thereto) contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto.

10.6 Amendments. No provision in this Agreement shall be modified or amended except in a writing executed by an authorized representative of each of the parties hereto.

10.7 Headings; Nouns and Pronouns; Section References. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. References in this Agreement to a section or subsection shall be deemed to refer to a section or subsection of this Agreement unless otherwise expressly stated.

10.8 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable best efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to preserve the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

10.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor or (b) the prior written consent of the Investor in the case of an assignment by the Company; provided, however, that the Investor may assign or delegate its rights, obligations or liabilities under this Agreement in whole or in part to the SPV or to its Affiliates; provided further, however, that such assignment or delegation shall not release the Investor from any of its duties or obligations hereunder.

10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, pdf or other electronic format, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.12 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

10.13 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party.

10.14 Survival. The representations and warranties contained in this Agreement shall survive for one year following the Closing. The covenants made in the Transaction Agreements shall survive the Closing and remain operative and in full force and effect in accordance with their respective terms until fully performed.

10.15 Equitable Relief; Remedies.

(a) The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

(b) The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

10.16 Expenses. Except as otherwise provided in this Agreement, each party shall pay its own fees and expenses in connection with the preparation, negotiation, execution and delivery of the Transaction Agreements. The Company shall pay all fees of its transfer agent in connection with the issuance of the Company Ordinary Shares to the Investor.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SMART GLOBAL HOLDINGS, INC.

By:	/s/ Mark Adams
Name: Mark Adams
Title: President & Chief Executive Officer

SK TELECOM CO., LTD.

By:	/s/ Young Sang Ryu
Name: Young Sang Ryu
Title: President & Chief Executive Officer

Signature Page to Securities Purchase Agreement

EXHIBIT A

FORM OF CROSS RECEIPT

CROSS RECEIPT1

SMART Global Holdings, Inc. hereby acknowledges receipt from [SPV] on [________] of US$200,000,000, representing the purchase price for 200,000 Convertible Preferred Shares, par value US$0.03 per share, of SMART Global Holdings, Inc., pursuant to that certain Securities Purchase Agreement, dated as of July 14, 2024, by and between SK Telecom Co., Ltd and SMART Global Holdings, Inc.

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

[SPV] hereby acknowledges receipt from SMART Global Holdings, Inc. on [________] of 200,000 Convertible Preferred Shares, par value US$0.03 per share, of SMART Global Holdings, Inc., delivered pursuant to that certain Securities Purchase Agreement, dated as of July 14, 2024, by and between SK Telecom Co., Ltd and SMART Global Holdings, Inc.

[SPV]

By:
Name:
Title:

[1]	To be completed with description of SPV.

A-1

EXHIBIT B

FORM OF INVESTOR AGREEMENT

B-1

EXHIBIT B

FINAL FORM

INVESTOR AGREEMENT

By and Between

[SPV]

AND

SMART GLOBAL HOLDINGS, INC.

Dated as of [•], 2024

TABLE OF CONTENTS

1. Definitions	1

2. Certain Restrictions	8

2.1 Standstill	8
2.2 Waiver	9
2.3 Termination	9

3. Restrictions on Dispositions	10

3.1 Lock-Up	10
3.2 Termination of Lock-Up	10
3.3 Effect of Prohibited Disposition	11
3.4 Joinder	11

4. Voting Agreement	11

4.1 Voting of Securities	11
4.2 Quorum	11

5. Board Composition	12

6. Participation Rights	14

6.1 General	14
6.2 Procedures	14
6.3 Post-Issuance Notice	15

7. Registration Rights	15

7.1 General	15
7.2 Shelf Registration	16
7.3 Demand Registrations	17
7.4 Piggyback Registration	18
7.5 Investor Obligations	19
7.6 Suspension; Delays	19
7.7 Company Obligations	20
7.8 Indemnification	21

8. Other Agreements	24

8.1 Information Rights	24
8.2 Indebtedness	24
8.3 Requisite Approvals	24

9. Miscellaneous	25

9.1 Governing Law; Submission to Jurisdiction	25
9.2 Dispute Resolution	25

i

9.3 Waiver	25
9.4 Notices	25
9.5 Entire Agreement	25
9.6 Amendments	26
9.7 Interpretation	26
9.8 Severability	26
9.9 Assignment	26
9.10 Successors and Assigns	27
9.11 Counterparts	27
9.12 Fees and Expenses	27
9.13 Third Party Beneficiaries	27
9.14 Remedies	27
9.15 Specific Performance	27
9.16 Confidentiality	27
9.17 Further Assurances	28
9.18 Termination	28

Exhibit A Notice Addresses 31

ii

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of [•], 2024, by and between [SPV], a [___________] (the “Investor”), and SMART Global Holdings, Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”).

WHEREAS, the Securities Purchase Agreement, dated as of July 14, 2024, by and between SK Telecom Co., Ltd. (“SKT”) and the Company (the “Purchase Agreement”), provides for the issuance and sale by the Company to SKT, and the purchase by the SKT, of 200,000 Convertible Preferred Shares, par value US$0.03 per share, of the Company (the “Purchased Securities”);

WHEREAS, the rights set forth in this Agreement are without prejudice to the rights afforded to the Investor as a holder of the Purchased Securities under the protective provisions in the Certificate (as defined herein); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, the Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Securities and other securities of the Company beneficially owned by the Investor, and it is a condition to the Closing (as defined in the Purchase Agreement) that this Agreement be executed and delivered by the Investor and the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Acceptance Notice” shall have the meaning set forth in Section 6.2(a).

(b) “Acquisition Proposal” shall have the meaning set forth in Section 2.1(d).

(c) “Activist Shareholder” shall have the meaning set forth in the Purchase Agreement.

(d) “Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. For the purposes of this Agreement, in no event shall the Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investor or any of its Affiliates.

(e) “Agreement” shall have the meaning set forth in the Preamble, including all Exhibits attached hereto.

(f) “Applicable Offering” shall mean an offering of Company Ordinary Shares for cash whether in connection with a public offering of Company Ordinary Shares by the Company, a public offering of Company Ordinary Shares by shareholders other than the Investor, or both, but excluding an offering relating solely to an employee benefit plan, including an offering registered on Form S-8 (or successor form), an offering relating to a transaction on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or an offering on any Registration Statement form that does not permit secondary sales.

(g) “Arbitration” shall have the meaning set forth in Section 9.2.

(h) “Articles” shall mean the Second Amended and Restated Memorandum and Articles of Association of the Company, adopted by special resolution on March 30, 2020, as may be amended and/or restated from time to time.

(i) “Award” shall have the meaning set forth in Section 9.2.

(j) “beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act.

(k) “Board” shall mean the Board of Directors of the Company.

(l) “Board Qualifications” shall have the meaning set forth in Section 5(d).

(m) “Business Combination” shall have the meaning set forth in Section 2.1(g).

(n) “Business Day” shall mean a day on which commercial banking institutions in New York, New York; San Jose, California; Seoul, the Republic of Korea and the Cayman Islands are open for business.

(o) “Certificate” shall mean that certain Certificate of Designation for the Purchased Securities.

(p) “Change of Control” shall mean, with respect to the Company, any of the following events: (i) any Person is or becomes the beneficial owner of a majority of the total voting power represented by all Company Ordinary Shares then issued and outstanding; (ii) the Company consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into the Company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all Company Ordinary Shares or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Affiliate of the Company.

(q) “Closing Date” shall have the meaning set forth in the Purchase Agreement.

(r) “Company” shall have the meaning set forth in the Preamble.

(s) “Company Ordinary Share” shall mean an ordinary share, US$0.03 par value per share, of the Company.

(t) “Company Ordinary Share Equivalents” shall mean any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, Company Ordinary Shares.

(u) “Competitor” shall have the meaning set forth in the Purchase Agreement.

(v) “Conversion Shares” shall mean the Company Ordinary Shares issuable upon conversion of the Purchased Securities.

(w) “Covered Person” shall mean each Holder whose Registrable Securities are or were covered by a Registration Statement or Prospectus, the officers, directors, general partners, managing members, managers, agents and employees of each of them, and each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act).

(x) “CPS” shall mean the convertible preferred shares, par value US$0.03 per share, of the Company.

(y) “Credit Agreement” shall have the meaning set forth in Section 8.2.

(z) “Demand Registration Request” shall have the meaning set forth in Section 7.3.

(aa) “Demand Registration Statement” shall have the meaning set forth in Section 7.3.

(bb) “Designated Holders” means the Investor and its Affiliates.

(cc) “Director Conditions” shall have the meaning set forth in Section 5(d).

(dd) “Director Period” shall mean the period commencing on the Closing Date and ending on the date on which the Investor, SKT’s Subsidiaries, or SKT’s Affiliates together beneficially own Purchased Securities (and Company Ordinary Shares issued with respect thereto) representing less than five percent (5.0%) of the Company Ordinary Shares then issued and outstanding (calculated on a Fully-Diluted Basis).

(ee) “Disposition” or “Dispose of” shall mean any (i) sale, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Company Ordinary Shares or any Company Ordinary Share Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) hedge, swap or any other similar agreement or transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of Company Ordinary Shares, whether any such hedge, swap, agreement or transaction is to be settled by the issue or transfer of Company Ordinary Shares, other securities, in cash or otherwise; provided that, notwithstanding the foregoing, a sale, transfer or other disposition of any Purchased Securities (and any Company Ordinary Shares issued with respect thereto) from the Investor or SKT (as applicable) to SKT, SKT’s Affiliates, the Investor or any Affiliates of the Investor shall not constitute a Disposition.

(ff) “Dispute” shall have the meaning set forth in Section 9.2.

(gg) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(hh) “Excluded Registration Statement” shall mean a (i) Demand Registration Statement, (ii) Shelf Registration Statement or (iii) registration (1) pursuant to a registration statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock or share plan or other employee benefit arrangement) (or successor form), (2) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto) or (3) in connection with any dividend or distribution reinvestment plan.

(ii) “Fully-Diluted Basis” shall mean, as of any time, the number of Company Ordinary Shares outstanding, together with all Company Ordinary Shares that the Company would be required to issue pursuant to any then-outstanding CPS and any vested in-the-money Company Ordinary Share Equivalent

(jj) “Governmental Authority” shall mean any court, agency, authority, department, or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(kk) “Holder” or “Holders” shall mean, as applicable, the Investor, SKT or any Affiliates of the Investor or SKT that own Registrable Securities.

(ll) “ICC Arbitration Rules” shall have the meaning set forth in Section 9.2.

(mm) “Indemnified Party” shall have the meaning set forth in Section 7.8(c).

(nn) “Indemnifying Party” shall have the meaning set forth in Section 7.8(c).

(oo) “Initial Lock-Up Term” shall have the meaning set forth in Section 3.1(a).

(pp) “Investor” shall have the meaning set forth in the Preamble.

(qq) “Investor Designee” shall have the meaning set forth in Section 5(a).

(rr) “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority.

(ss) “Lock-Up Terms” shall have the meaning set forth in Section 3.1(b).

(tt) “Losses” shall mean any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement.

(uu) “Modified Clause” shall have the meaning set forth in Section 9.8.

(vv) “New Securities” shall mean any Company Ordinary Shares or Company Ordinary Share Equivalents, except for (a) Company Ordinary Shares or Company Ordinary Share Equivalents that are issued pursuant to the Company’s share option and incentive plans or other employee or director compensation plans; (b) Company Ordinary Shares or Company Ordinary Share Equivalents that are issued as a dividend or other distribution on outstanding shares or other equity securities of the Company; (c) Company Ordinary Shares or Company Ordinary Share Equivalents that are issued by reason of a subdivision or other reorganization or recapitalization of the Company; (d) Company Ordinary Shares or Company Ordinary Share Equivalents issued as consideration for the acquisition of any business or assets by the Company or any of its Subsidiaries (including pursuant to the acquisition of another Person by the Company or any of its Subsidiaries by merger, purchase of substantially all of the assets); (e) Company Ordinary Shares or Company Ordinary Share Equivalents that are issued in a public offering or an offering pursuant to Rule 144A (or a successor rule) under the Securities Act and (f) the Participation Right Shares (for the avoidance of doubt, with respect to clauses (a) – (f), Company Ordinary Shares issued with respect to any Company Ordinary Share Equivalents shall not be deemed New Securities).

(ww) “Non-Underwritten Shelf Take-Down” shall have the meaning set forth in Section 7.2(b).

(xx) “Participation Right Notice” shall have the meaning set forth in Section 6.2(a).

(yy) “Participation Right Shares” shall have the meaning set forth in Section 6.1.

(zz) “Participation Rights Persons” shall have the meaning set forth in Section 6.1.

(aaa) “Person” shall mean any individual, partnership, limited liability company, firm, corporation, company, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

(bbb) “Piggyback Notice” shall have the meaning set forth in Section 7.4(a).

(ccc) “Piggyback Registration” shall have the meaning set forth in Section 7.4(a).

(ddd) “Piggyback Registration Statement” shall have the meaning set forth in Section 7.4(a).

(eee) “Piggyback Request” shall have the meaning set forth in Section 7.4(a).

(fff) “Prospectus” shall mean, as applicable, the prospectus, as may be amended and/or supplemented, forming part of a Registration Statement.

(ggg) “Purchase Agreement” shall have the meaning set forth in the Preamble, and shall include all Exhibits attached thereto.

(hhh) “Purchased Securities” shall have the meaning set forth in the Preamble, and shall be adjusted for (i) any share split, share dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Company Ordinary Shares issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Securities.

(iii) “registers,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

(jjj) “Registrable Securities” shall mean (x) the Conversion Shares, (y) any Company Ordinary Shares issued as a dividend or distribution on the Purchased Securities or any Conversion Shares, and (z) any other securities issued or issuable with respect to any of the foregoing by way of subdivision, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise; provided, however, that such shares shall cease to be Registrable Securities hereunder (i) if and when such Registrable Securities have been sold, transferred or otherwise disposed of pursuant to an effective registration statement registering the sale, transfer or other disposition of such Registrable Securities under the Securities Act, (ii) if and when such Registrable Securities have been sold, transferred or otherwise disposed of to a Third Party pursuant to Rule 144 of the Securities Act or a successor rule (“Rule 144”) or (iii) the date when such Registrable Securities first become eligible for sale pursuant to Rule 144 without limitations on the volume or manner of sale.

(kkk) “Registration Statement” shall mean a registration statement filed by the Company with the SEC pursuant to the Securities Act.

(lll) “Representatives” shall mean, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, potential debt and equity financing sources (excluding any co-investors), and other representatives. For the avoidance of doubt, potential debt and equity financing sources are Representatives, whether or not the Investor contacts any one of them before or after the Closing Date.

(mmm) “Rule 144” shall have the meaning set forth in the definition of “Registrable Securities” above.

(nnn) “SEC” shall mean the United States Securities and Exchange Commission.

(ooo) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(ppp) “Shelf Effectiveness Period” shall have the meaning set forth in Section 7.2(a).

(qqq) “Shelf Registration Statement” shall have the meaning set forth in Section 7.2(a).

(rrr) “Shelf Take-Down” shall have the meaning set forth in Section 7.2(a).

(sss) “Shelf Underwritten Offering” shall have the meaning set forth in Section 7.2(b).

(ttt) “SKT” shall have the meaning set forth in the Recitals.

(uuu) “Standstill Term” shall have the meaning set forth in Section 2.1.

(vvv) “Subsidiary” shall mean, with respect to any Person, any other Person of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the outstanding shares or other equity securities with the power to vote for the election of the board of directors or other governing body of such Person.

(www) “Take-Down Notice” shall have the meaning set forth in Section 7.2(b).

(xxx) “Third Party” shall mean any Person other than the Investor or its Affiliates, or the Company or any of its Affiliates.

(yyy) “Tribunal” shall have the meaning set forth in Section 9.2.

2. Certain Restrictions.

2.1 Standstill. Unless terminated earlier pursuant to Section 2.2, during the period (such period, the “Standstill Term”) commencing on the Closing Date and continuing until the later of (i) the first (1st) anniversary of the Closing Date and (ii) the date that is thirty (30) calendar days following the date on which no Investor Designee is serving on the Board, the Investor, SKT and their Subsidiaries shall not do any of the following, except as approved, invited or waived in writing by the Company or a majority of the Board (excluding the Investor Designee, if any), or as contemplated by this Agreement:

(a) other than purchases of Participation Right Shares, directly or indirectly, acquire beneficial ownership of Company Ordinary Shares and/or Company Ordinary Share Equivalents and/or any instrument that gives the Investor the economic equivalent of ownership of an amount of Company Ordinary Shares, except that nothing in this Section 2.1(a) shall prevent or prohibit the Investor from investing in a fund with respect to which the Investor does not have or share decision-making authority over investment or divestment decisions;

(b) make a tender offer, exchange offer or other offer to the public to acquire Company Ordinary Shares and/or Company Ordinary Share Equivalents;

(c) (i) seek to have called any meeting of the shareholders of the Company or propose any matter to be voted upon by the shareholders of the Company, or (ii) propose or nominate for election or appointment to the Board a person other than the Investor Designee whose nomination has not been approved by a majority of the Board (excluding the Investor Designee, if any);

(d) encourage or support a tender offer, exchange offer or other offer to the public by any Third Party for Company Ordinary Shares and/or Company Ordinary Share Equivalents (if such offer or proposal would, if consummated, result in a Change of Control of the Company, such offer or proposal is referred to as an “Acquisition Proposal”);

(e) solicit proxies or consents or become a “participant in a solicitation” (as defined in Regulation 14A under the Exchange Act) of proxies or consents with respect to voting of Company Ordinary Shares, other than a solicitation made by the Company or the majority of the Board (excluding the Investor Designee, if any);

(f) deposit any Company Ordinary Shares and/or Company Ordinary Share Equivalents in a voting trust or subject any such securities to any arrangement or agreement with respect to the voting of such securities, including the granting of any proxy (other than a proxy solicited by the Company or the majority of the Board (excluding the Investor Designee, if any));

(g) without the prior written consent of the Company or the majority of the Board (excluding the Investor Designee, if any) (i) publicly propose (x) any merger, consolidation, business combination, tender or exchange offer, purchase of the Company’s assets or businesses, or (y) any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company (a transaction described in clauses (x) and (y) that would result in a Change of Control, is referred to as a “Business Combination”) or (ii) take any action with respect to a potential Business Combination prior to the approval of such potential Business Combination by a majority of the Board (excluding the Investor Designee, if any) that would reasonably be expected to require the Company to make a public announcement regarding such potential Business Combination; or

(h) act in concert with any Third Party to take any action, or make any public announcement regarding any action, set forth in clauses (a) through (g) above, or, directly or indirectly, form, join or in any way participate in a “group” (as such term is defined in Section 13d(3) of the Exchange Act) with a Third Party to take any action in clauses (a) through (g) above;

provided, however, that nothing contained in this Section 2.1 shall prevent, restrict, encumber, or limit in any manner: (A) the Investor or any of its Affiliates from making confidential, nonpublic proposals to the Board for a transaction involving a Business Combination or Acquisition Proposal, the discussions of which would not reasonably be expected to require a public disclosure; (B) the Investor Designee from performing its duties as a member of the Board; (C) the Investor or any of its Affiliates from exercising their respective rights, performing their respective obligations or otherwise consummating the transactions contemplated by this Agreement or the Purchase Agreement, in each case, in accordance with the terms hereof and thereof; or (D) nonpublic discussions or communications among the Investor, its Affiliates and their counsel and other Representatives.

2.2 Waiver. Notwithstanding anything to the contrary set forth herein, upon request by Investor that Section 2.1(a) be waived, the Investor and the Company shall discuss in good faith whether such request shall be granted.

2.3 Termination of Standstill. Notwithstanding anything to the contrary contained in this Agreement, the Standstill Term shall terminate upon the occurrence of any of the following events:

(a) a material breach by the Company of this Agreement or the terms of the Purchased Securities which has not been cured (if curable) within 30 days of the Company’s receipt of written notice of such material breach;

(b) a Change of Control; or

(c) the filing by the Company of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) recommending that shareholders accept any such offer.

3. Restrictions on Dispositions.

3.1 Lock-Up.

(a) Unless terminated earlier pursuant to Section 3.2, during the period commencing on the Closing Date and continuing until the first (1st) anniversary of the Closing Date (such period, the “Initial Lock-Up Term”), no Designated Holder holding Purchased Securities shall, except with the prior consent of a majority of the Board (excluding the Investor Designee, if any):

i.

Dispose of any of the Purchased Securities or any other Company Ordinary Shares beneficially owned by it as of the date of this Agreement, together with any Company Ordinary Shares issued in respect thereof as a result of any share split, share dividend, share exchange, merger, consolidation or similar recapitalization; or

ii.	Dispose of any Company Ordinary Shares issued in exchange or in replacement of the Company Ordinary Shares described in clause (a) above.

(b) During the period commencing as of the Closing Date and continuing until the second (2nd) anniversary of the Closing Date (such period, together with the Initial Lock-Up Term, the “Lock-Up Terms”), no Designated Holder holding the Purchased Securities shall, except with the prior consent of a majority of the Board (excluding the Investor Designee, if any), Dispose of any Company Ordinary Shares issued with respect to any Purchased Securities representing more than 5% of the issued and outstanding Company Ordinary Shares (calculated on a Fully-Diluted Basis) to any Competitors or Activist Shareholders.

(c) At any time before the termination or expiration of this Agreement, no Designated Holder holding the Purchased Securities shall, except with the prior consent of a majority of the Board (excluding the Investor Designee, if any), Dispose of any Purchased Securities to any Competitors or Activist Shareholders.

3.2 Termination of Lock-Up. Notwithstanding anything to the contrary contained herein, the Lock-Up Terms shall terminate upon the occurrence of any of the following events:

(a) a material breach by the Company of this Agreement or the terms of the Purchased Securities which has not been cured (if curable) within 30 days of the Company’s receipt of written notice of such material breach;

(b) a Change of Control; or

(c) the Company files a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) recommending that shareholders accept any such offer.

3.3 Effect of Prohibited Disposition. If any Disposition is made or attempted to be made contrary to the provisions of Section 3 of this Agreement, (a) such purported Disposition shall be void ab initio, (b) the Company shall have, in addition to all other legal or equitable remedies that it may have, the right to injunctive relief and specific performance to enforce the provisions of this Agreement, and (c) the Company shall have the right to refuse to recognize the transferee in such a Disposition as a shareholder for any purpose.

3.4 Joinder. No Disposition of Purchased Securities in compliance with this Agreement shall be enforceable or binding upon the Company unless the recipient of any such Purchased Securities shall have delivered a duly executed written agreement of the recipient, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by a joinder to this Agreement) as fully as if the recipient were an initial signatory hereto.

4. Voting Agreement. Without prejudice to any Designated Holder’s rights as a holder of the Purchased Securities under the protective provisions of the Certificate:

4.1 Voting of Securities.

(a) From the Closing Date until termination or expiration of the Standstill Term, in any vote or action by written consent or written resolution of the shareholders of the Company (including, without limitation, with respect to the election of directors), each Designated Holder holding the Purchased Securities shall vote or execute a written consent or written resolution with respect to all voting securities of the Company as to which it is entitled to vote or execute a written consent or written resolution in accordance with the recommendation of a majority of the Board.

(b) So long as the Purchased Securities remain issued and outstanding, in the event that the holders of the Purchased Securities are entitled to vote as a separate class under applicable Law on a matter that does not require the prior written consent of the holders of at least 2/3 of the then outstanding Convertible Preferred Shares (as defined in the Certificate) pursuant to Section 3.2.1 of the Certificate or of Designated Holders pursuant to Section 3.2.2 of the Certificate, each Designated Holder holding the Purchased Securities shall vote or execute a written consent or written resolution with respect to all Purchased Securities voting on such matter in accordance with the recommendation of a majority of the Board. This Section 4.1(b) shall not apply to any holders of the Purchased Securities that are not Designated Holders.

4.2 Quorum. In furtherance of Section 4.1, the Investor shall be present in person or represented by proxy at all meetings of shareholders to the extent necessary so that all voting securities of the Company as to which they are entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

5. Board Composition.

(a) During the Director Period, the Designated Holders holding the Purchased Securities (acting together) may nominate one director if the total number of directors of the Company is eight or less, and two directors if the total number of directors of the Company is twelve or more, to be elected or appointed to the Board (any such director, an “Investor Designee”); provided, however, that any Investor Designee must meet the Board Qualifications and be reasonably acceptable to the Board at the time of his or her designation. During the Director Period, at each meeting of the Company’s Members (as defined in the Articles) at which the appointment of directors is to be considered, the Board shall nominate the individual serving as such Investor Designee (or any individual subsequently designated by such Designated Holders to serve as the Investor Designee) for appointment or re-appointment, as the case may be, as a director, and use commercially reasonable efforts to cause the Investor Designee to be appointed or re-appointed, including providing the same level of support as is provided for other nominees. The Company shall use reasonable best efforts to cause each Investor Designee to be appointed to the Board (including voting all unrestricted proxies in favor of the election of such Investor Designee and including recommending approval of such Investor Designee’s appointment to the Board) and shall not take any action designed to diminish the prospects of such Investor Designee(s) of being appointed to the Board. At each subsequent re-appointment of an Investor Designee, such Investor Designee shall be assigned to a class with a full term of three (3) years. During the Director Period, the Board or the Company will not decrease the size of the Board if such decrease would require the resignation of the Investor Designee. The Investor’s rights pursuant to this Section 5 with respect to the Investor Designee shall not be transferable to any Third Party without the Company’s prior written consent.

(b) Subject to any fiduciary obligations under applicable Law and the terms of this Section 5, effective as of the Closing Date, the Board will appoint the Investor Designee as a Class II director of the Company for a term expiring at the Company’s 2025 annual meeting of shareholders or upon such Investor Designee’s earlier death, disability, resignation, vacation of office or removal (including removal by operation of Law).

(c) At the end of the Director Period, the Investor shall cause the Investor Designee to tender to the Board, as soon as practicable and in any event within five (5) days following the end of the Director Period, his or her resignation from the Board.

(d) As a condition to any appointment or nomination for appointment to the Board, each Investor Designee shall (i) meet the qualifications required of all directors of the Company by the Company’s Nominating and Corporate Governance Committee (the “NCG Committee”) and the Board (the “Board Qualifications”), (ii) meet the qualifications mandated by applicable Law, (iii) agree, in writing, to be bound by the terms and conditions of all of the Company’s policies applicable to its directors, to the extent required by the Company to be entered into by all directors, (iv) make such acknowledgements and enter into such agreements as the Company requires of all directors, including, without limitation, with respect to confidentiality, the Company’s code of ethics, insider trading policy and Section 16 reporting procedures, and (v) be able to dedicate sufficient time and resources for the diligent performance of the duties reasonably required of a member of the Board (the “Director Conditions”). The NCG Committee and the Board shall determine whether the Investor Designee has met the Board Qualifications in their reasonable and good faith discretion, applied in the same manner as the NCG Committee and the Board would consider any candidate for Board membership; provided, that, the Investor Designee may, if the Investor so desires, be an officer, director or employee of the Investor or its Affiliates. The Board or the NCG Committee will evaluate the Investor Designee for potential roles on the committees of the Board, consistent with evaluations of other directors for such positions and subject to applicable Law and the listing rules and requirements of the Nasdaq Global Select Market.

(e) If an Investor Designee resigns from the Board, is removed as a director of the Company in accordance with the Articles, or refuses or is unable to serve or fulfill his or her duties as a director because of death or disability, or otherwise vacates their office as a director in accordance with Article 24.1 (Disqualification of Directors) of the Articles, in each case prior to the expiration of the Director Period, the Designated Holders holding Purchased Securities (acting together) shall have the right to select a replacement Investor Designee, reasonably acceptable to the Board and subject to compliance with the Director Conditions, and shall provide the Company with the name of and relevant background information for such replacement Investor Designee. Subject to the terms of this Section 5, within twenty (20) days following receipt of such information and compliance with the Director Conditions, the Board will appoint such replacement Investor Designee to the Board to replace the departing Investor Designee to serve the remaining term of the departing Investor Designee, and the replacement Investor Designee shall be considered an Investor Designee for all purposes of this Section 5.

(f) All confidential or proprietary information and data relating to the Company and its Affiliates provided by the Company to the Investor Designee shall be deemed confidential information and will be kept confidential and not disclosed to any Person outside of the Company. Notwithstanding the confidentiality obligations set forth in Section 5(d) and the foregoing, and subject to Section 9.16, the Investor Designee shall be permitted to disclose such confidential information to the executive officers and members of the board of directors (or equivalent governing body) of Investor and its Subsidiaries and their advisers (such as legal counsel) having a duty of confidentiality to the Investor, provided (i) such disclosure is made on a need-to-know basis solely for the purposes of, and to the extent necessary to, monitor and make decisions regarding the Investor’s investment in the Company, and (ii) that the Investor (and the SVP, as applicable) will be liable for any breach by any of such Persons of the confidentiality obligations applicable to the Investor Designee. Upon the resignation or removal of the Investor Designee from the Board and written request (including via email) from the Company, such Investor Designee shall either promptly (x) destroy all confidential information of the Company that he or she received in his or her capacity as a director in his or her possession or control and any copies thereof or (y) return to the Company all confidential information of the Company that he or she received in his or her capacity as a director in his or her possession or control and any copies thereof (but the Investor Designee need not purge electronic archives and backups created pursuant to bona fide document retention policies), and, in either case, confirm in writing (which may be via email) to the Company that all such material has been destroyed or returned, as applicable, in compliance with this Section 5.

(g) If any Investor Designee is an employee of, or otherwise compensated by, the Investor or any of its Affiliates, such Investor Designee shall not be entitled to any compensation from the Company in connection with his or her role as a director or service on the Board or any committee. The Investor Designee will be entitled to reimbursement from the Company of out of pocket expenses in connection with his or her role as a director consistent with other directors on the Board.

(h) Notwithstanding anything contained herein to the contrary, if the Board (or any committee thereof) considers (i) a proposed contract, transaction or other arrangement between the Investor or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, (ii) the enforcement or waiver of the rights of the Company or any of its Affiliates under any agreement between the Investor or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, or (iii) a matter which the Board determines in good faith presents an actual or potential conflict of interest for the Investor Designee, then the Investor Designee will, if directed by the chairperson of the Board or the remaining directors, be excluded from participation in such Board or committee meeting (or portion thereof, as applicable) at which such matters are to be discussed, and the Investor Designee will not be entitled to receive copies of the materials or other documents relating to such matter or meeting (or portion thereof, as applicable).

(i) The Company shall add each Investor Designee as a beneficiary to the Company’s directors’ and officers’ liability insurance policy effective from the Closing Date (or such date as such Investor Designee is appointed pursuant to this Section 5) and shall provide all other contractual or insurance director liability or indemnification coverage provided to other members of the Board.

6. Participation Rights.

6.1 General. After the Closing Date and until the termination of this Agreement, if the Company proposes to issue any New Securities, the Investor, SKT or any of their Affiliates that own Purchased Securities (the “Participation Rights Persons”) shall have the right to purchase up to such number of New Securities as required to maintain its ownership on a Fully-Diluted Basis as at immediately prior to the issuance of such New Securities, on the same terms and conditions that are applicable to the issuance of such New Securities (to the extent applicable), and at a price per share or security equal to the price paid by the purchaser(s) in such issuance of New Securities (such shares, the “Participation Right Shares”).

6.2 Procedures.

(a) After the Closing Date, in the event that the Company proposes to issue any New Securities, it shall, prior to such issuance of New Securities, deliver a written notice to the Investor and, as applicable, each Participation Rights Person (a “Participation Right Notice”) at least fifteen (15) Business Days before such issuance, stating (a) the Company’s intention to issue New Securities; (b) the amount and type of New Securities that the Company proposes to issue, and correspondingly, the number of Participation Right Shares that the Investor is entitled to purchase and (c) the material terms and conditions of the proposed issuance, including without limitation, the price of such New Securities (or (i) if such price is not clearly identifiable, such effective price per share as is reasonably determined by the Company in good faith or (ii) in the case of issuance of restricted shares, the fair market value of such restricted shares as determined by the Company in the ordinary course in connection with such issuance). Within fifteen (15) Business Days following the receipt of the Participation Right Notice, such Participation Rights Person may, by delivery of a written notice of acceptance to the Company (the “Acceptance Notice”), elect to purchase all, or any portion, of the Participation Right Shares that such Participation Rights Person is entitled to purchase for the price indicated in the Participation Right Notice. The failure to so respond in writing within such fifteen (15) Business Day period by a Participation Rights Person shall constitute a waiver of its rights under this Section 7 with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances of New Securities.

(b) Upon the Company’s issuance of any Participation Right Shares, such Participation Right Shares shall be validly issued, fully paid and nonassessable, duly authorized by all necessary corporate action of the Company.

6.3 Post-Issuance Notice. To the extent that any delay that would reasonably be expected to occur as a result of the Company’s compliance with Section 6.1 or Section 6.2 would, in the good faith determination of the Board, materially adversely affect the Company, the Company may proceed with an issuance of New Securities prior to having complied with the provisions of Section 6.1 or Section 6.2; provided that the Company shall:

(a) provide to the Investor prompt notice of such issuance and the Participation Right Notice described in Section 6.2 in which the actual price per share of such New Securities shall be set forth; and

(b) offer to issue to the Investor such number of New Securities as may be requested by the Investor (not to exceed an amount equal to (i) the number of Participation Right Shares that the Investor would have been entitled to pursuant to Section 6.2 plus (ii) a number of additional securities sufficient to permit the Investor to acquire, in total, the same percentage of the aggregate number of all securities included in the relevant issuances effected pursuant to this Section 6.3 as the Investor would have been entitled to acquire had the Company proceeded with the relevant issuances under Section 6.2 rather than pursuant to this Section 6.3) on the same terms and conditions with respect to such securities as the subscribers in the issuance received as described in the Participation Right Notice; and

(c) keep such offer open for a fifteen (15) Business Day period, during which period, the Investor may accept such offer by sending an Acceptance Notice to the Company committing to purchase such New Securities.

7. Registration Rights.

7.1 General.

(a) Any Conversion Shares will be issued in a transaction exempt from registration under the Securities Act (by reason of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act) and therefore may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom. The Conversion Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not be offered, sold, pledged, assigned or otherwise transferred unless (i) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or (ii) an exemption from such registration exists and either the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws. Any Conversion Shares issued may, if certificated, bear an appropriate legend (or if held in book-entry form, will be noted) with respect to such restrictions.

(b) The Company agrees that (i) at the time any Registration Statement and any amendments thereto become effective, such Registration Statement and any amendments thereto will conform in all material respects to the requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any Prospectus and any amendments or supplements thereto at the time such Prospectus or any amendment or supplement thereto is filed will conform in all material respects to the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) If a requested registration pursuant to this Section 7 involves an underwritten offering, the investment banker(s) and manager(s) and lead investment banker(s) and manager(s) to administer the offering shall be chosen by the Investor; provided that, if a Holder other than the Investor will sell at least 50% of the Registrable Securities proposed to be sold in such offering and the Investor is not participating in such offering, the investment banker(s) and manager(s) and lead investment banker(s) and managers shall be chosen by such other Holder, in each case subject to the reasonable approval of the Company (not to be unreasonably delayed or withheld).

7.2 Shelf Registration.

(a) No later than nine months from the Closing Date, the Company shall file with the SEC, and use commercially reasonable efforts to cause to be declared effective as soon as reasonably practicable after filing (in no event later than the expiration of the Initial Lock-Up Term), a shelf registration statement on Form S-3 or, if Form S-3 is not available to the Company, another appropriate form (including any amendments or supplements, the “Shelf Registration Statement”) and the prospectus (including any amendments or supplements) forming part of the Shelf Registration Statement in compliance with Rule 415 under the Securities Act covering the resale on a continuous basis of all of the Registrable Securities from time to time after the effectiveness of such Shelf Registration Statement by and pursuant to any method or combination of methods legally available to the Holders (including, without limitation, a direct sale to purchasers, a sale to or through brokers, dealers or agents, block trades, derivative transactions with third parties). Such Shelf Registration Statement shall be an “automatic resale registration statement” as defined pursuant to Rule 462(e) if the Company so qualifies, and to the extent the Company does not so qualify, the Company shall use reasonable best efforts to have the Shelf Registration Statement declared effective under the Securities Act as soon as reasonably practicable after such Shelf Registration Statement is filed with the SEC. The Company will use commercially reasonable efforts to maintain the effectiveness of the Shelf Registration Statement from once it is declared effective until the earlier of the date that (i) all of the Registrable Securities have been sold pursuant to such Registration Statement or (ii) such Registrable Securities cease to be Registrable Securities (such period, the “Shelf Effectiveness Period”).

(b) At any time that a Shelf Registration Statement covering Registrable Securities pursuant to this Section 7.2 is effective, the Investor may deliver a written notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering (a “Shelf Underwritten Offering”) or other non-underwritten sale (a “Non-Underwritten Shelf Take-Down”, and either such or a Shelf Underwritten Offering, a “Shelf Take-Down”) of all or part of its Registrable Securities on the Shelf Registration Statement. As promptly as practicable thereafter receipt of such Take-Down Notice, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Take-Down. Notwithstanding anything to the contrary herein, the Investor shall be entitled to deliver an unlimited number of Take-Down Notices to effect a Non-Underwritten Shelf Take-Down with respect to the Registrable Securities held by it in addition to the other registration rights provided in this Section 7.2. In connection with any Shelf Underwritten Offering, but subject in all respects to this Section 7.2, should the underwriter advise the Company (who shall notify the participating Holders) in its reasonable opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the marketability of such offering (including an adverse effect on the per-share offering price), the underwriter may limit the number of shares which would otherwise be included in such Shelf Underwritten Offering in the same manner as described in Section 7.3 with respect to a limitation of shares to be included in a registration. No Holder may participate in any Shelf Underwritten Offering under this Section 7.2(b) unless such Holder (i) agrees to sell the Registrable Securities it desires to include in the Shelf Underwritten Offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company shall have no obligation to effect a Shelf Underwritten Offering under this Section 7.2(b) on behalf of the Holders of Registrable Securities electing to participate in such offering unless the expected gross proceeds from such offering exceed $30,000,000. Additionally, in no event shall the Company be required to engage in more than two (2) such Shelf Underwritten Offerings in any twelve (12) month period.

7.3 Demand Registrations. Following the termination of the Initial Lock-Up Term, if a Shelf Registration Statement covering Registrable Securities pursuant to Section 7.2 is not effective (other than as permitted in accordance with this Section 7), any Holder may request in writing that all or part of the Registrable Securities held by them shall be registered under the Securities Act (a “Demand Registration Request,” and such Registration Statement, a “Demand Registration Statement”). As promptly as practicable and no later than twenty (20) Business Days after receipt of such Demand Registration Request, the Company shall register all Registrable Securities that have been requested to be registered in the Demand Registration Request. The Company will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement filed pursuant to this Section 7.3 from once it is declared effective until the earlier of the date that (i) all of the Registrable Securities have been sold pursuant to such Registration Statement or (ii) such Registrable Securities cease to be Registrable Securities. If Form S-3 is available to the Company, the Company shall not be required to effect more than two (2) registrations in any twelve (12) month period under this Section 7.3, and if Form S-3 is not available to the Company, the Company shall not be required to effect more than one (1) registration in any twelve (12) month period under this Section 7.3. In addition, notwithstanding the foregoing, the Company shall not have an obligation to file a Demand Registration Statement unless (i) if Form S-3 is available to the Company, the Demand Registration Request relates to

Registrable Securities having an expected market value of at least $30,000,000, and (ii) if Form S-3 is not available to the Company, the Demand Registration Request relates to Registrable Securities having an expected market value of at least $75,000,000. Notwithstanding any other provision of this Section 7.3, if the managing underwriter advises the Holders, as applicable, in writing that marketing factors require a limitation on the dollar amount or the number of shares to be underwritten, then the amount of Registrable Securities proposed to be registered shall be reduced appropriately; provided that, in any event, all Registrable Securities held by the Investors and which are requested to be included must be included in such registration prior to any other shares of the Company, including shares held by persons other than the Investors. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 7.3 unless permitted to do so by the written consent of the participating Holders.

7.4 Piggyback Registration

(a) General. Following the termination of the Initial Lock-Up Term, if, at any time, the Company proposes to file a registration statement, other than an Excluded Registration Statement, for an Applicable Offering (such registration statement, a “Piggyback Registration Statement,” and such registration, a “Piggyback Registration”), and a Shelf Registration Statement covering Registrable Securities pursuant to Section 7.2 is not effective (other than as permitted in accordance with this Section 7), the Company shall give each Holder, written notice (the “Piggyback Notice”) of the Company’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Holder the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities as such Holder may request in its sole discretion (a “Piggyback Request”). Subject to Section 7.4(b), the Company shall include in each such Piggyback Registration such Registrable Securities for which the Company has received the Piggyback Request within five (5) Business Days after mailing of the Piggyback Notice. If such Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such party shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Company Ordinary Shares, all upon the terms and conditions set forth herein. The Company shall use commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register pursuant to the Investor’s written request, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(b) Underwriting. If any of the securities to be offered or sold pursuant to the registration giving rise to the rights under this Section 7.4 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of the proposed underwritten offering to permit the Holders who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in such Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. If the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per-share offering price), the Company will include in such registration or Prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per-share offering price), which securities will be so included in the following order of priority: (i) first, the Company Ordinary Shares and other securities the Company proposes to sell, (ii) second, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to this Section 7.4, pro rata on the basis of the aggregate number of such securities or shares owned by each such person, or as such Holders may otherwise agree, and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement. Notwithstanding anything to the contrary herein, the Company shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with an underwritten offering made pursuant to this Section 7.4. No Holder may participate in any underwritten registration under this Section 7.4 unless such Holder (i) agrees to sell the Registrable Securities it desires to have covered by the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.5 Investor Obligations. As a condition to its obligations under Sections 7.2 through 7.4, the Company may require the Investor as to which any registration is being effected to (i) furnish the Company with such information regarding such Person that is necessary to satisfy the disclosure requirements relating to the registration and the distribution of such securities under the Securities Act and the rules and regulations promulgated thereunder as the Company may from time to time reasonably request in writing, including a properly completed and executed selling holder questionnaire, and (ii) promptly notify the Company in writing of any changes in the information set forth in the applicable selling holder questionnaire after it is prepared regarding the Investor. The Company’s obligation to file any Registration Statement and the Prospectus under this Section 7 shall be subject to the receipt by the Company from the Investor a properly completed and customary selling holder questionnaire. None of the information supplied (or to be supplied) by or on behalf of the Investor for inclusion or incorporation by reference in the applicable Registration Statement or Prospectus will, at the time the Registration Statement is declared effective under the Securities Act (or with respect to any post-effective amendments or supplements thereto, at the time such post-effective amendments or supplements become effective under the Securities Act), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

7.6 Suspension; Delays. The Company shall have the right at any time, upon written notice (with immediate effect) to the Holders, to (i) delay the filing of any Registration Statement or a request for acceleration of the effective date for the shortest period of time reasonably possible or (ii) suspend any Registration Statement after effectiveness and require that the Investor immediately cease sales of shares pursuant to any Registration Statement in the event that (A) the Company is or may be in possession of material non-public information, the failure of which to disclose in such Registration Statement, in the good faith judgment of the Company would reasonably be expected to result in a violation of securities laws, (B) there is a material contemplated financing, acquisition, disposition, corporate reorganization, merger, or other similar transaction or other material event or circumstance affecting the Company or its securities, or

(C) any other event occurs that makes any statement of a material fact made in such Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in such Registration Statement in order to make the statements therein (in light of the circumstances under which they were made) not misleading; provided, however, that the Company may not delay the filing or effectiveness of any Registration Statement for more than forty five (45) consecutive calendar days, or suspend the use of any Registration Statement for more than ninety (90) total calendar days, in each case during any twelve (12)-month period; provided, however, that the Company may not delay the filing or effectiveness of, or suspend the use of, all Registration Statements more than twice in any twelve (12)-month period and, provided further, if an event described in clause (C) above has occurred, the Company shall promptly use commercially reasonable efforts, including amending such Registration Statement or document incorporated by reference therein, in order to make the statements in such Registration Statement (in light of the circumstances under which they were made) not misleading. If the Company suspends any Registration Statement and requires any Holder to cease sales of shares pursuant to this Section 7.6, the Company shall, as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be reasonably necessary to file or reinstate the effectiveness of such Registration Statement and give prompt written notice to the Investor authorizing them to resume sales pursuant to such Registration Statement. If as a result thereof the Prospectus included in any Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised Prospectus with the notice to any participating Holder given pursuant to this Section 7.6, and such Holder shall make no offers or sales of shares pursuant to such Registration Statement other than by means of such revised Prospectus.

7.7 Company Obligations. The Company shall:

(a) provide written notice to the Investor within three Business Days of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(b) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as promptly as reasonably practicable;

(c) pay all registration fees under the Securities Act, all printing expenses and all fees and disbursements of legal counsel for both the Company and the Holders (provided that the fees and disbursements of legal counsel for the Holders to be reimbursed hereunder shall not exceed $25,000 per Shelf Registration Statement, Shelf Underwritten Offering, Demand Registration Statement or Piggyback Registration), the Company’s independent registered public accounting firm and any other persons retained by the Company, and any other expenses incurred by the Company, in connection with the performance of the Company’s obligations under this Section 7;

(d) use its commercially reasonable efforts, upon request of the Investor, to, subject to compliance with applicable securities laws and receipt from the Investor by the Company and the transfer agent of customary representations and other customary documentation reasonably acceptable to the Company and the transfer agent in connection therewith, (A) cause the removal of the restrictive legends from any Registrable Securities being sold under any Registration Statement or pursuant to Rule 144 at the time of such sale of any Registrable Securities and (B) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent for the Company in connection with the removal of such restrictive legends; and

(e) refrain from granting any demand or piggyback registration rights that are senior to, inconsistent or pari passu with or otherwise conflict with, or adversely affect, the rights granted to the Holders hereunder to any shareholder or any other Person without the prior written consent of the Holders.

7.8 Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Covered Person from and against any and all Losses, as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and will (without limitation of the preceding portions of this Section 7.8(a)) reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person related to such Covered Person or its Affiliates (other than the Company or any of its subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 7.8(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld), provided that, notwithstanding the foregoing, the indemnity agreement contained in this Section 7.8(a) shall apply to amounts paid in settlement of any Loss or action even if such settlement is effected without the consent of the Company if the Company does not timely reply to a request for its consent. For the avoidance of doubt, a person (and its officers, directors, general partners, managing members, agents, employees and control persons as described above) that ceases to be a Holder will be entitled to indemnification in connection with Losses incurred as described above in such person’s capacity as a Holder.

(b) Indemnification by the Holders of Registrable Securities. Each Holder, severally and not jointly with any other Holders of Registrable Securities, shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, agents, employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against any and all Losses, as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the foregoing portions of this Section 7.8(b)) reimburse the Company, its directors, officers, agents, employees and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, free writing Prospectus, or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder for inclusion in such Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein or in the information conveyed by the Company or its representatives to a purchaser at the time of sale to such purchaser; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably delayed or withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be individual, not joint and several, for each Holder of Registrable Securities and shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement, Prospectus, free writing Prospectus or any amendment thereof or supplement thereto.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably delayed or withheld). Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7.8 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.8(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control. The obligations of any Holder to provide contribution pursuant to this Section 7.8(d) are several and not joint.

(e) Non-Exclusivity; Survival. The obligations of the parties under this Section 7.8 shall be in addition to any liability which any party may otherwise have to any other party. The indemnification provided herein shall be a continuing right to indemnification and shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement and otherwise.

8. Other Agreements.

8.1 Information Rights. The Company shall, at the Investor’s written request, give the Investor reasonable access to the books, records and financial information relating to the operations of the Company and its Subsidiaries, to the extent reasonably requested by the Investor in connection with the preparation by the Investor of the Investor’s financial statements or tax returns, or as required in connection with the Investor’s compliance with its obligations under applicable laws and regulations relating to foreign exchange transactions. Notwithstanding the foregoing, the Company will not be required by this Section 8.1 to provide the Investor with access to or to disclose information that (i) is subject to any attorney client or attorney work product or other legal privilege, (ii) would result in the disclosure of any trade secrets or otherwise breach, contravene or violate any confidentiality obligations of the Company or any of its Subsidiaries pursuant to an effective contract to which the Company or such Subsidiary is a party or (iii) would reasonably be expected to breach, contravene or violate any applicable Law; provided, that the Company shall use reasonable best efforts, in the case of any of clauses (i) through (iii), to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (i) through (iii). Nothing in this Section 8.1 shall be construed to require the Company or any of its Representatives to prepare any financial statements, reports, analyses, appraisals or opinions that are not readily available or otherwise place an undue burden on the personnel of the Company, and access to information pursuant to this Section 8.1 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company.

8.2 Indebtedness. At any time when any of the Purchased Securities (and/or any Company Ordinary Shares issued in respect thereof) representing at least 7.5% of the issued and outstanding Company Ordinary Shares (calculated on a Fully-Diluted Basis) remains outstanding and continues to be held by one or more Designated Holders, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles (or any certificate of designation relating to any series of the Preferred Shares, as defined in the Articles)) the prior written consent of such Designated Holders, unless (i) waived pursuant to Section 8 of the Certificate or (ii) such action has been approved by the Board (which approval must include the vote or consent of each Investor Designee), incur, assume or otherwise become liable for Indebtedness (as defined in that certain Credit Agreement, dated as of February 7, 2022, by and among the Company, Citizens Bank, N.A. and the other parties thereto, as amended on August 29, 2022 and as in effect on the Original Issue Date (as defined in the Certificate) (the “Credit Agreement”)), including by issuing or creating debt securities, if, as a result thereof, the Total Leverage Ratio (as defined in the Credit Agreement) would exceed 5.00 to 1.00 as of the last day of any fiscal quarter of the Company (and for the avoidance of doubt, any of the actions prohibited by or taken in contravention of this Section 8.2 shall be ultra vires, null and void ab initio and of no force or effect).

8.3 Requisite Approvals. The Company shall use its reasonable best efforts to obtain all Requisite Approvals (as defined in the Certificate) as at any time may be necessary for the conversion of the CPS into Company Ordinary Shares.

9. Miscellaneous.

9.1 Governing Law; Submission to Jurisdiction. The law, including the statutes of limitation, of the State of New York shall govern this Agreement, the interpretation and enforcement of its terms and any claim or cause of action (in law or equity), controversy or dispute arising out of or related to it or its negotiation, execution or performance, whether based on contract, tort, statutory or other law, in each case without giving effect to any conflicts-of-law or other principle requiring the application of the law of any other jurisdiction.

9.2 Dispute Resolution. The parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be arbitrated pursuant to the provisions of the Rules of Arbitration of the International Chamber of Commerce (the “ICC Arbitration Rules”), by three arbitrators (the “Tribunal”) appointed in accordance with the ICC Arbitration Rules (the “Arbitration”). The Arbitration will be conducted in English, and shall take place in New York, New York or such other location as the parties and the Tribunal may agree. The arbitral award (the “Award”) shall (a) be rendered within 120 days after the Tribunal’s acceptance of its appointment; (b) be delivered in writing; (c) state the reasons for the Award; (d) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the parties without the possibility of challenge or appeal, which are hereby waived; and (e) be accompanied by a form of judgment. The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 9.2 shall be deemed commercial. The Tribunal shall have the authority to grant any equitable or legal remedies, including entering preliminary or permanent injunctive relief; provided, however, that the Tribunal shall not have the authority to award (and the parties waive the right to seek an award of) punitive or exemplary damages.

9.3 Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

9.4 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant party set forth on Exhibit A attached hereto and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Any party may change its address by giving notice to the other parties in the manner provided above.

9.5 Entire Agreement. This Agreement and the Purchase Agreement (once executed) (including all exhibits hereto and thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto. Notwithstanding anything to the contrary contained herein or elsewhere, Section 9.16 of this Agreement shall supersede and replace in its entirety Section 9.10 (Confidentiality) of the Purchase Agreement.

9.6 Amendments. No provision in this Agreement shall be modified or amended except in a writing executed by an authorized representative of each of the Company and the Investor.

9.7 Interpretation. When a reference is made in this Agreement to a section, subsection, article, exhibit or schedule such reference shall be to a section, subsection, article, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any exhibit or schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any exhibit or schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. This Agreement has been prepared jointly and will not be construed against either party.

9.8 Severability. If, under applicable Laws, any provision hereof is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the parties shall consult and use all reasonable best efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

9.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Investor or the Company without (a) the prior written consent of the Company in the case of any assignment by the Investor (other than to SKT or to the Investor’s or SKT’s Affiliates) or (b) the prior written consent of the Investor in the case of an assignment by the Company, in each case, which consent shall not be unreasonably withheld or delayed.

9.10 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assignees of the parties.

9.11 Counterparts. This Agreement may be executed in two or more counterparts, and by facsimile, pdf or other electronic format, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

9.12 Fees and Expenses. Except as otherwise provided herein and therein, all fees and expenses incurred in connection with or related to this Agreement and the other transaction agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

9.13 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

9.14 Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

9.15 Specific Performance. The parties hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Investor as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to obtain specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction. Each party hereto hereby further waives any defense in any action for specific performance that a remedy at law would be adequate.

9.16 Confidentiality. The Investor shall, and shall cause its Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its subsidiaries or its Affiliates that may be furnished to the Investor or its Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement (the “Confidential Information”) and to use the Confidential Information solely in connection with the Investor’s investment in the Company; provided that the Confidential Information will not include information that (a) is, was or becomes available to the public (other than as a result of a breach of any confidentiality obligation by the Investor), (b) is or has been independently developed or conceived by the Investor without use of the Confidential Information or (c) is or has been made known or disclosed to the Investor by a Third Party without a breach of any confidentiality obligations such Third Party has to the Company that is known to the Investor; provided further that, the Investor may disclose the Confidential Information (i) to its Representatives in connection with its investment in the Company; (ii) to any prospective purchaser of any Company Ordinary Shares from the Investor and their respective Representatives, provided that such prospective purchaser agrees to be bound by a confidentiality or non-disclosure agreement with the Investor that is no less restrictive than the confidentiality obligations set forth herein; (iii) to any of Investor’s Affiliates and their respective Representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are subject to a confidentiality and non-disclosure obligation no less restrictive than the confidentiality obligations set forth herein), or (iv) as may otherwise be required by law or legal, judicial or regulatory process, provided in the case of this clause (iv) that the Investor provides prompt prior written notice to the Company notifying the Company of the manner, scope and justification for such disclosure.

9.17 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as may be reasonably required or desirable in order to carry out the intent and accomplish the purposes of this Agreement.

9.18 Termination. This Agreement shall terminate once the Investor and its Affiliates beneficially own Purchased Securities (and Company Ordinary Shares issued with respect thereto) representing less than five percent (5.0%) of the Company Ordinary Shares then issued and outstanding (calculated on a Fully-Diluted Basis), except that Section 7 will survive so long as the Investor or its Affiliates holds Registrable Securities. Section 9.16 shall survive the termination of this Agreement for two (2) years.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Investor Agreement

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

[SPV]

By:
Name:
Title:

Signature Page to Investor Agreement

EXHIBIT A

NOTICE ADDRESSES

Company

SMART Global Holdings, Inc.

Address:	1390 McCarthy Blvd. Milpitas, CA 95035

Attention:	Anne Kuykendall; Angela Chen

Telephone:	***

Email:	***

with a copy, with shall not constitute notice, to:

Latham & Watkins LLP

Address:	140 Scott Drive Menlo Park, CA 94025

Attention:	Mark M. Bekheit; Tessa Bernhardt

Telephone:	***

Email:	***

Investor

[SPV][1] C/O SK TELECOM CO., LTD.

Address:	SK T-Tower, 65, Eulji-ro, Jung-gu, Seoul, 04539, Korea

Attention:	Go, Young Sun

Telephone:	***

Email:	***

with a copy, with shall not constitute notice, to:

Baker & McKenzie LLP

[1]	Notices information may be updated prior to the Closing.

Address:	Two Embarcadero Center, Suite 1100 San Francisco, CA 94111

Attention:	Derek Liu; Judith Kitano

Telephone:	***

Email:	***

EXHIBIT C

FORM OF CERTIFICATE OF DESIGNATION

C-1

EXHIBIT C

FINAL FORM

CERTIFICATE OF DESIGNATION

OF

CONVERTIBLE PREFERRED SHARES

OF

SMART GLOBAL HOLDINGS, INC.

Pursuant to Article 4.1 of the

second amended and restated memorandum and articles of association of the Company adopted by special resolution dated 30 March 2020 (as amended from time to time, the “Articles”; capitalized terms used but not defined herein shall have the meanings assigned thereto in the Articles)

SMART Global Holdings, Inc. (the “Company”), an exempted company incorporated in the Cayman Islands with limited liability, DOES HEREBY CERTIFY:

That, pursuant to the authority conferred by the Articles, the board of directors of the Company (the “Board”) or a committee thereof, at a duly called meeting of the Board or a committee thereof, at which a quorum was present and acted throughout, adopted the following resolutions, which resolutions have not in any way been amended, modified, revoked or rescinded and remain in full force and effect on the date hereof, creating a series of 200,000 Preferred Shares having a par value of US$0.03 per share, designated as Convertible Preferred Shares:

RESOLVED, that in accordance with the provisions of the Articles, the Board does hereby create, authorize and provide for the establishment, allotment and issuance of a series of Preferred Shares, par value US$0.03 per share, of the Company, designated as “Convertible Preferred Shares,” having the designations, powers, preferences, privileges and other rights, and qualifications, limitations and restrictions thereof that are set forth as follows:

1. Designation and Number of Shares. The shares of such series of Preferred Shares shall be designated as “Convertible Preferred Shares” (the “Convertible Preferred Shares”), and the total number of authorized shares constituting such series shall be 200,000. Such number of authorized shares may be increased or decreased by resolution of the Board (subject to Section 3.2 below), provided that no such increase shall increase the number of Convertible Preferred Shares to a number higher than the total number of authorized shares of the class, and no such decrease shall reduce the number of Convertible Preferred Shares to a number lower than the number of shares of such series then issued and outstanding.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales; Liquidation Trigger Event.

2.1 Payments to Holders of Convertible Preferred Shares. In the event of a Liquidation Trigger Event, each holder of Convertible Preferred Shares then outstanding shall be entitled to be paid out of the funds and assets available for distribution to the Company’s shareholders (and, in the case of a Deemed Liquidation Event, out of the consideration payable to shareholders in connection therewith), the greater of (x) such holder’s Liquidation Preference and (y) the amount such holder would receive had such holder, immediately prior to such Liquidation Trigger Event, converted the Convertible Preferred Shares held by such holder into Ordinary Shares at the Conversion Price then in effect in accordance with Section 4.1. No distribution or payment shall be made to or set aside for holders of Junior Shares or any other shares of the Company ranking junior to the Convertible Preferred Shares as to such distribution or payment, by reason of their ownership thereof, until the foregoing amounts have been paid to holders of Convertible Preferred Shares. “Liquidation Preference” means, as to each Convertible Preferred Share, an amount equal to the sum of (i) the Accumulated Stated Value, plus (ii) accrued but unpaid Dividends (whether or not declared) to the date of the applicable Liquidation Trigger Event to the extent such accrued but unpaid Dividends are not Compounded Dividends as of such time. If upon any such Liquidation Trigger Event, the funds and assets available for distribution to the shareholders of the Company shall be insufficient to pay the holders of Convertible Preferred Shares the full amount to which they would otherwise be entitled under this Section 2.1 and the holders of Parity Shares the full amount to which they would otherwise be entitled with respect to such Liquidation Trigger Event, the holders of Convertible Preferred Shares and Parity Shares shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the Convertible Preferred Shares or Parity Shares, as the case may be, held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Reserved.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least two-thirds of the then outstanding Convertible Preferred Shares (voting as a separate series) elect otherwise by written notice sent to the Company at least five (5) days prior to the effective date of any such event:

(a) any transaction (or series of related transactions) as a result of which the shareholders of the Company immediately prior to such transaction (or such series) no longer hold, immediately following such transaction (or such series), equity securities representing at least a majority of the voting power to elect the board of directors (or similar governing body) of either the surviving or resulting party, or if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such transaction, the parent of such surviving or resulting party; and

(b) the sale, lease, exclusive license, transfer or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, whether by purchase and sale, merger, consolidation or otherwise, or, if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by one or more subsidiaries of the Company, the sale or disposition (whether by merger or otherwise) of all of such subsidiaries of the Company, except where such sale, lease, exclusive license, transfer or other disposition is to the Company or one or more wholly owned subsidiaries of the Company.

2.3.2 Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of shares in the capital of the Company upon any such Liquidation Trigger Event shall be the cash or the fair market value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring person, firm or other entity. Any securities shall be valued as follows:

(a) Securities not subject to restrictions on free marketability covered by (b) below:

(i) If traded on a securities exchange, the value shall be deemed to be the average of the volume weighted average prices of the securities on such exchange over the twenty (20) trading day period ending three (3) trading days prior to the effectiveness of the Deemed Liquidation Event;

(ii) If actively traded over-the-counter, the value shall be deemed to be the average of the volume weighted average bid or sale prices (whichever is applicable) over the twenty (20) trading day period ending three (3) trading days prior to the effectiveness of the Deemed Liquidation Event; and

(iii) If there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board.

(b) The method of valuation of securities subject to restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2.3.2(a)(i), (ii) or (iii) to reflect the approximate fair market value thereof, as determined by the Board.

2.3.3 Remaining Assets. After payment or setting aside for payment of the full amounts specified in this Section 2 to the holders of the Convertible Preferred Shares, any remaining assets of the Company legally available for distribution or, in the case of a Deemed Liquidation Event, consideration not payable to holders of Convertible Preferred Shares, shall be distributed to the holders of Junior Shares according to their respective rights and preferences.

2.3.4 Effecting a Deemed Liquidation Event. The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan with respect to such transaction, or the terms of such transaction, provide that the consideration payable to shareholders of the Company in such Deemed Liquidation Event be allocated to the shareholders in accordance with this Section 2. Any Convertible Preferred Shares in respect of which the holder thereof has received payment in full of the amounts specified in this Section 2 upon the occurrence of a Liquidation Trigger Event shall no longer be deemed to be outstanding upon receipt of such payment, and all rights with respect to such Convertible Preferred Shares, including the rights, if any, to receive notices and to vote as Convertible Preferred Shares, shall immediately cease and terminate at the time of such payment in full.

3. Voting.

3.1 General. Except as prohibited by applicable law and without limiting any voting rights of holders of the Convertible Preferred Shares pursuant to applicable law, each holder of the Convertible Preferred Shares shall be entitled to (i) vote or consent as a single class with the holders of Ordinary Shares on all matters submitted for a vote of or consent by holders of Ordinary Shares, (ii) in connection with such vote or consent, vote a number of votes equal to the largest number of whole Ordinary Shares in which all Convertible Preferred Shares held of record by such holder could then be converted to pursuant to Section 4.1 at the record date for the determination of shareholders entitled to vote or consent on the applicable matter or, if no such record date is established, at the date such vote or consent is taken or any written consent of shareholders is first executed and (iii) receive notice of and attend all shareholders’ meetings (or receive notice of any proposed action by written resolutions and given the right to provide or withhold such consent) and receive copies of all notices and other materials sent by the Company to its shareholders relating to meetings as if the holders of Convertible Preferred Shares were holders of Ordinary Shares.

3.2 Protective Provisions.

3.2.1 At any time when any Convertible Preferred Shares remain outstanding, the Company shall not, either directly or indirectly (including through a subsidiary) by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles (or any certificate of designation relating to any series of the Preferred Shares)) the prior written consent of the holders of at least two-thirds of the then outstanding Convertible Preferred Shares (and for the avoidance of doubt, any of the actions prohibited by or taken in contravention of this Section 3.2.1 shall be ultra vires, null and void ab initio and of no force or effect) (provided, that this Section 3.2.1 shall not prohibit the Company from effecting a transaction solely to change the domicile of the holding company of the Company and its subsidiaries to the state of Delaware so long as (x) the Convertible Preferred Shares, the Ordinary Shares and any other classes or series of shares of the Company outstanding immediately prior to such transaction are exchanged for preferred stock in such holding company having powers, rights, preferences, privileges and restrictions substantially identical to those of the Convertible Preferred Shares, Ordinary Shares or such other classes or series, as the case may be, immediately prior to such transaction, (y) there is no other class or series of shares or other equity securities in such holding company outstanding immediately following such transaction and (z) and such holding company is a Delaware corporation):

(a) amend, alter or repeal any provision of the Articles (or any certificate of designation relating to any series of Preferred Shares), as then in effect, in a manner adverse to the powers, rights, preferences, restrictions or privileges of the Convertible Preferred Shares;

(b) (i) issue Convertible Preferred Shares (or any securities convertible into or exercisable or exchangeable for Convertible Preferred Shares) after the Original Issue Date, (ii) without limiting clause (v) below, issue any Preferred Shares (other than Convertible Preferred Shares) unless the Articles are first amended to amend Article 8.1 thereof in a manner reasonably acceptable to holders of at least 2/3 of the then-outstanding Convertible Preferred Shares; (iii) increase the authorized number of Convertible Preferred Shares; (iv) reclassify any Ordinary Shares or Preferred Shares to give those shares a preference or priority as to dividends or assets or property superior to any existing series of Preferred Shares; or (v) create or authorize the creation of, increase the authorized amount of, or allot or issue (A) any class or series of shares that have, or any security convertible into or exercisable or exchangeable for any class or series of shares where the underlying shares have, rights, preferences or privileges that are senior to, superior to, or on parity, in any respect, with the Convertible Preferred Shares (provided, however that, for the avoidance of doubt, Ordinary Shares or securities that are convertible or exchangeable into Ordinary Shares shall not be deemed on parity with the Convertible Preferred Shares solely because the Convertible Preferred Shares vote with or participate in dividends and distributions with the Ordinary Shares on an as-converted basis) or (B) any class or series of shares that provide for, or any security convertible into or exercisable or exchangeable for any class or series of shares where the underlying shares provide for, mandatory redemption or repurchase of such shares by the Company (excluding, for the avoidance of doubt, conversion of such shares into Ordinary Shares deemed to be a repurchase of such converted shares); or

(c) (i) declare or pay any dividend on, (ii) purchase, redeem or otherwise acquire, or (iii) otherwise make any distribution with respect to, any shares of the Company (other than the Convertible Preferred Shares), except for dividends on Ordinary Shares paid solely in additional Ordinary Shares (provided, that the Convertible Preferred Shares participate in such dividend on an as-converted basis); provided that no such consent shall be required for (x) purchases, redemptions, repurchases or other acquisitions of Ordinary Shares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, managers or consultants of or to the Company or any of its subsidiaries, (y) repurchases of Ordinary Shares in cash provided the amount paid by the Company therefor does not exceed US$20 million during any twelve month period; or (z) payment of cash in lieu of fractional shares issued upon conversion of options or convertible securities.

3.2.2 At any time when any Convertible Preferred Shares (and/or any Ordinary Shares issued in respect thereof) representing at least 7.5% of the issued and outstanding Ordinary Shares (calculated on a Fully-Diluted Basis) remains outstanding and continues to be held by one or more Designated Holders, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles (or any certificate of designation relating to any series of the Preferred Shares)) the prior written consent of such Designated Holders, unless (i) waived pursuant to Section 8 hereof or (ii) such action has been approved by the Board (which approval must include the vote or consent of each Investor Designee), incur, assume or otherwise become liable for Indebtedness (as defined in the Credit Agreement), including by issuing or creating debt securities, if, as a result thereof, the Total Leverage Ratio (as defined in that certain Credit Agreement, dated as of February 7, 2022, by and among the Company, Citizens Bank, N.A. and the other parties thereto, as amended on August 29, 2022 and as in effect on the Original Issue Date (the “Credit Agreement”)) would exceed 5.00 to 1.00 as of the last day of any fiscal quarter of the Company (and for the avoidance of doubt, any of the actions prohibited by or taken in contravention of this Section 3.2.2 shall be ultra vires, null and void ab initio and of no force or effect).

3.2.3 During the Director Period (as defined in the Investor Agreement), the Designated Holders holding Convertible Preferred Shares (acting together) may nominate one director if the total number of directors of the Company is eight or less, and two directors if the total number of directors of the Company is twelve or more, to be elected or appointed to the Board (any such director, an “Investor Designee”); provided, however that any Investor Designee must meet the Board Qualifications (as defined in the Investor Agreement) and be reasonably acceptable to the Board at the time of his or her designation. During the Director Period, at each meeting of the Company’s Members at which the appointment of directors is to be considered, the Board shall nominate the individual serving as such Investor Designee (or any individual subsequently designated by such Designated Holders to serve as the Investor Designee) for appointment or re-appointment, as the case may be, as a director, and use commercially reasonable efforts to cause the Investor Designee to be appointed or re-appointed, including providing the same level of support as is provided for other nominees. The Company shall use reasonable best efforts to cause each Investor Designee to be appointed to the Board (including voting all unrestricted proxies in favor of the election of such Investor Designee and including recommending approval of such Investor Designee’s appointment to the Board) and shall not take any action designed to diminish the prospects of such Investor Designee(s) of being appointed to the Board. At each subsequent re-appointment of an Investor Designee, such Investor Designee shall be assigned to a class with a full term of three (3) years. During the Director Period, the Board or the Company will not decrease the size of the Board if such decrease would require the resignation of the Investor Designee. The Investor’s rights pursuant to this Section 3.2.3 with respect to the Investor Designee shall not be transferable to any Third Party (as defined in the Investor Agreement) without the Company’s prior written consent. If an Investor Designee resigns from the Board, is removed as a director of the Company in accordance with the Articles, or refuses or is unable to serve or fulfill his or her duties as a director because of death or disability, or otherwise vacates their office as a director in accordance with Article 24.1 (Disqualification of Directors) of the Articles, in each case prior to the expiration of the Director Period, the Designated Holders holding Convertible Preferred Shares (acting together) shall have the right to select a replacement Investor Designee, reasonably acceptable to the Board and subject to compliance with the Director Conditions (as defined in the Investor Agreement), and shall provide the Company with the name of and relevant background information for such replacement Investor Designee. Subject to the terms of this Section 3.2.3, within twenty (20) days following receipt of such information and compliance with the Director Conditions, the Board will appoint such replacement Investor Designee to the Board to replace the departing Investor Designee to serve the remaining term of the departing Investor Designee, and the replacement Investor Designee shall be considered an Investor Designee for all purposes of this Section 3.2.3.

4. Conversion. The holders of the Convertible Preferred Shares shall have conversion rights as follows:

4.1 Right to Convert. Each holder of Convertible Preferred Shares then outstanding shall be entitled to convert, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, some or all of such holder’s Convertible Preferred Shares into such number of fully paid and nonassessable Ordinary Shares as is determined by (a) multiplying the number of Convertible Preferred Shares to be converted by the sum of (i) the Accumulated Stated Value, plus (ii) accumulated Compounded Dividends (if such Dividends have not yet been added to the Accumulated Stated Value) and, without duplication, accrued but unpaid Dividends up to, but excluding, the conversion date of such Convertible Preferred Shares to be converted and then (b) dividing the result by the Conversion Price in effect at the time of conversion. The “Conversion Price” shall initially equal US$32.80784. The Conversion Price, and the rate at which Convertible Preferred Shares may be converted into Ordinary Shares, shall be subject to adjustment as provided below.

4.2 Fractional Shares. No fractional Ordinary Shares shall be issued upon conversion of the Convertible Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Current Market Price as of the conversion date. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Convertible Preferred Shares the holder is at the time converting into Ordinary Shares and the aggregate number of Ordinary Shares issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Convertible Preferred Shares to voluntarily convert Convertible Preferred Shares into Ordinary Shares, such holder shall deliver written notice to the transfer agent for the Convertible Preferred Shares (or to the Company if the Company serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s Convertible Preferred Shares and, if applicable, any event on which such conversion is contingent (a “Contingency Event”). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the Ordinary Shares to be issued. The close of business on the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of such notice (or, if later, the date on which all Contingency Events have occurred) shall be the time of conversion (the “Conversion Time”), and the Ordinary Shares issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such time. The Company, as soon as reasonably practicable after the Conversion Time, shall register such holder, or such holder’s nominees as the registered holder of the number of full Ordinary Shares issuable upon such conversion in accordance with the provisions hereof and shall pay in cash such amount as provided in Section 4.2 in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion.

4.3.2 Reservation of Shares. The Company shall at all times while any Convertible Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the conversion of the Convertible Preferred Shares, such number of its duly authorized Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Convertible Preferred Shares and the Company shall not allot or issue Ordinary Shares such that the number of authorized but unissued Ordinary Shares would at any time be insufficient to permit the conversion of all Convertible Preferred Shares from time to time outstanding into Ordinary Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all outstanding Convertible Preferred Shares into Ordinary Shares, the Company shall take, or use its best efforts to cause such corporate action to be taken, as may be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles.

4.3.3 Effect of Conversion. References herein to a “conversion” or “exchange” of Convertible Preferred Shares shall mean the compulsory repurchase without notice of the Convertible Preferred Shares and, on behalf of such holder(s) of Convertible Preferred Shares, the automatic application of the repurchase proceeds in paying for such new Ordinary Shares into which the Convertible Preferred Shares are to be converted or exchanged. The Ordinary Shares to be issued on an exchange or conversion of Convertible Preferred Shares shall be registered in the name of the applicable holder of such Convertible Preferred Shares or in such name as such holder may direct. All Convertible Preferred Shares that shall have been repurchased for conversion as provided herein, shall at the Conversion Time or the Mandatory Conversion Time (as defined below), as applicable, no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote as holders of Convertible Preferred Shares, shall immediately cease and terminate at the Conversion Time (or the Mandatory Conversion Time in the case of a conversion pursuant to Section 4.10), except only the right of the holders thereof to receive Ordinary Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in this Section 4. Any Convertible Preferred Shares converted pursuant to this Section 4 shall be repurchased and cancelled.

4.4 Adjustment for Share Subdivision and Consolidation. If the Company shall at any time or from time to time after the date on which the Convertible Preferred Shares are first issued by the Company (such date is referred to herein as the “Original Issue Date”) effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Ordinary Shares issuable on conversion of each Convertible Preferred Share shall be increased in proportion to such increase in the aggregate number of Ordinary Shares outstanding. If the Company shall at any time or from time to time after the Original Issue Date combine or consolidate the outstanding Ordinary Shares, the Conversion Price in effect immediately before the combination or consolidation shall be proportionately increased so that the number of Ordinary Shares issuable on conversion of each Convertible Preferred Share shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares outstanding. Any adjustment under this Section 4.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.5 Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in Ordinary Shares, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(a) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(b) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

Notwithstanding the foregoing: (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date, and thereafter such Conversion Price shall be adjusted pursuant to this Section 4.5 as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of Convertible Preferred Shares simultaneously receive a dividend or other distribution of Ordinary Shares in a number equal to the number of Ordinary Shares that they would have received if all outstanding Convertible Preferred Shares had been converted into Ordinary Shares on the date of such event.

4.6 Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in shares or securities of the Company or in other property (other than a distribution of Ordinary Shares in respect of outstanding Ordinary Shares and other than rights distributed upon the adoption of a shareholder rights plan that have not separated from the Ordinary Shares), then and in each such event the holders of Convertible Preferred Shares shall receive, simultaneously with the distribution to the holders of Ordinary Shares, a dividend or other distribution of such shares or securities or other property in an amount equal to the amount of such shares or securities or other property as they would have received if all outstanding Convertible Preferred Shares had been converted into Ordinary Shares on the date of such event.

4.7 Adjustment for Reclassification, Exchange, Etc. If there shall occur any reclassification, statutory share exchange, reorganization, recapitalization, consolidation, merger or other similar event, or any other event, in which the Ordinary Shares (but not the Convertible Preferred Shares) are converted into, changed into or exchanged by the Company for shares, securities, cash or other property (other than a transaction covered by Sections 4.4, 4.5 or 4.6 or a Liquidation Trigger Event) (a “Reorganization Event”), then, following any such Reorganization Event, each Convertible Preferred Share shall remain outstanding and be convertible, in lieu of the Ordinary Shares into which it was convertible prior to such Reorganization Event, into the number, kind and amount of shares, securities, cash or other property which a holder of the number of Ordinary Shares issuable upon conversion of one outstanding Convertible Preferred Share immediately prior to the effective time of the Reorganization Event would have been entitled to receive pursuant to such Reorganization Event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of Convertible Preferred Shares, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, securities or other property thereafter issuable or deliverable upon the conversion of the Convertible Preferred Shares. The Company (or any successor) shall, no less than fifteen (15) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Convertible Preferred Shares of the expected occurrence of such event and of the kind and amount of the cash, shares, securities or other property that each Convertible Preferred Share is expected to be convertible into under this Section 4.7. Failure to deliver such notice shall not affect the operation of this Section 4.7. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless, to the extent that the Company is not the surviving corporation or company in such Reorganization Event, or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Convertible Preferred Shares into the applicable securities of the person surviving such Reorganization Event, of the parent of such surviving person or of such other continuing entity in such Reorganization Event and/or into the other applicable property receivable by holders of Ordinary Shares upon the Reorganization Event. If the kind or amount of shares, securities, cash and other property receivable by holders of Ordinary Shares upon the Reorganization Event is not the same for each Ordinary Share held immediately prior to the Reorganization Event, then for purposes of this Section 4.7, the kind and amount of shares, securities, cash and other property receivable upon conversion following the Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Ordinary Shares.

4.8 Shareholder Rights Plan. To the extent that any shareholder rights plan adopted by the Company is in effect upon conversion of the Convertible Preferred Shares, the holders of Convertible Preferred Shares will receive, in addition to any Ordinary Shares due upon conversion, the appropriate number of rights, if any, under the applicable rights agreement (as the same may be amended from time to time). However, if, prior to any conversion, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan, the Conversion Price will be adjusted at the time of separation as if the Company distributed to all holders of Ordinary Shares, shares or securities as described in Section 4.6, subject to readjustment in the event of the expiration, termination, repurchase or redemption of such rights.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Convertible Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of shares, securities, cash or other property into which the Convertible Preferred Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Convertible Preferred Shares (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price then in effect and (b) the number of Ordinary Shares and the amount, if any, of other shares, securities, cash or property which then would be received upon the conversion of the Convertible Preferred Shares.

4.10 Mandatory Conversion. Effective as of a date following the second (2nd) anniversary of the Original Issue Date upon which the Daily VWAP of the Ordinary Shares on each day of any 15 consecutive Trading Day period following the second (2nd) anniversary of the Original Issue Date (ending on the Trading Day immediately preceding delivery by the Company of the Mandatory Conversion Notice (as defined below)) equals or exceeds 150% of the Conversion Price (the “Mandatory Conversion Time”), provided (i) all Requisite Approvals with respect to all holders of Convertible Preferred Shares have been obtained, (ii) an effective Shelf Registration Statement (as defined in the Investor Agreement) covers the resale of the Ordinary Shares issued upon conversion and (iii) such Ordinary Shares are listed on the NASDAQ Stock Market or, if the principal stock exchange on which the Ordinary Shares are then listed is the New York Stock Exchange, the New York Stock Exchange (or, if the Ordinary Shares are then listed on both the New York Stock Exchange and the NASDAQ Stock Market (and such listings were done with the cooperation of the Company), both such exchanges), the Company shall be entitled to require all (but not less than all) outstanding Convertible Preferred Shares to be converted into Ordinary Shares at the Conversion Price in effect immediately prior to such conversion, with the aggregate number of Ordinary Shares to be issued by the Company to be determined pursuant to the formula set forth in Section 4.1. Notwithstanding anything to the contrary in this Section 4.10, the Company’s exercise of its right to require conversion of the Convertible Preferred Shares will not apply and no Mandatory Conversion Notice may be delivered with respect to any Convertible Preferred Shares as to which a Repurchase Notice has been duly delivered. In the event the Company elects to require all outstanding Convertible Preferred Shares to be converted into Ordinary Shares, the Company shall provide all holders of record of Convertible Preferred Shares written notice of such election (the “Mandatory Conversion Notice”) no later than ten (10) Business Days after the Mandatory Conversion Time. The Mandatory Conversion Notice must state (i) that the Company has exercised its right to cause the mandatory conversion of the Convertible Preferred Shares pursuant to this Section 4.10; (ii) the date of the Mandatory Conversion Time and the date scheduled for settlement of such mandatory conversion; (iii) the Conversion Price in effect at the Mandatory Conversion Time; and (iv) a certification that all Requisite Approvals with respect to all holders of Convertible Preferred Shares with respect to such conversion have been obtained. If the Company duly exercises, in accordance with this Section 4.10, its right to require conversion of the Convertible Preferred Shares, then (x) the conversion of such shares will occur automatically and without the need for any action on the part of the holders thereof; and (y) as soon as practicable after the Mandatory Conversion Notice, the Company will register the Ordinary Shares due upon such conversion to each holder, or to such holder’s nominee(s) as of the close of business on the date of the Mandatory Conversion Time and deliver to such holders cash as provided in Section 4.2 in lieu of any fraction of an Ordinary Share otherwise issuable upon such conversion.

4.11 Certain Notices. In the event:

4.11.1 that the Company shall take a record of the holders of Ordinary Shares (or other shares or securities at the time issuable upon conversion of the Convertible Preferred Shares) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares or securities, or to receive any other share or security; or

4.11.2 of any capital reorganization of the Company, any reclassification of the Ordinary Shares, any consolidation or merger of the Company, or sale of all or substantially all of the Company’s assets (or the assets of the Company and its subsidiaries taken as a whole); or

4.11.3 of any Liquidation Trigger Event, then, and in each such case, the Company shall send or cause to be sent to each holder of record of Convertible Preferred Shares at the address specified for such holder in the books and records of the Company (or at such other address as may be provided to the Company in writing by such holder) at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up or Deemed Liquidation Event is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Ordinary Shares (or such other shares or securities at the time issuable upon conversion of the Convertible Preferred Shares) shall be entitled to exchange their Ordinary Shares (or such other shares or securities) for shares, securities or other property issuable or deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up or Deemed Liquidation Event, and the amount per share and character of such exchange applicable to the Convertible Preferred Shares and the Ordinary Shares (or other shares or securities) issuable upon conversion thereof. Such notice shall be in addition to any notices to be delivered to each holder of record of Convertible Preferred Shares in accordance with the Articles and this Certificate of Designation.

4.12 Taxes. The Company shall pay any and all stamp and similar issue or transfer tax due on the issuance of Ordinary Shares upon conversion of Convertible Preferred Shares pursuant to this Section 4. The Company shall not, however, be required to pay any tax which may be payable in respect of any issuance of Ordinary Shares to a person other than the holder of the Convertible Preferred Shares so converted, and no such issuance shall be made unless and until the person or entity has established that such tax has been paid.

5. Dividends.

5.1 From and after the Original Issue Date, cumulative dividends (“Dividends”) on each Convertible Preferred Share shall accrue whether or not there are funds legally available for the payment of dividends, on a daily basis at the rate of 6% per annum on the sum of (i) the Original Issue Price thereof plus, (ii) any Compounded Dividends thereon (the Original Issue Price plus accumulated Compounded Dividends, the “Accumulated Stated Value”).

5.2 If, as and when declared by the Board out of funds legally available therefor to the maximum extent not prohibited by Cayman Islands law, Dividends shall be paid in cash quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a “Dividend Payment Date”), commencing on [________];1 provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any Dividend payable on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. Each Dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Original Issue Date) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period. Dividends shall be computed on the basis of a 360-day year consisting of twelve thirty-day months. The amount of Dividends accrued or payable on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve thirty-day months, and actual days elapsed over a thirty-day month.

5.3 Dividends shall begin to accrue from the Original Issue Date and, if not declared and paid, shall be cumulative. All Dividends that the Company does not elect to declare and pay in cash shall compound quarterly on the applicable Dividend Payment Date and shall be added to the then current Accumulated Stated Value (“Compounded Dividends”). No Dividend may be declared by the Board in respect of the Convertible Preferred Shares unless paid immediately in cash. For the avoidance of doubt, Dividends shall accumulate whether or not in any Dividend Period there have been funds of the Company legally available for the payment of such Dividends.

5.4 If the Company declares and pays in cash any Dividends, the Company shall declare and pay in cash such Dividends on the same pro rata portion of each holder’s Convertible Preferred Shares.

5.5 The Company will deliver prior to the record date for each Dividend Payment Date written notice to each record holder of Convertible Preferred Shares of the amount of the Dividend that the Company intends to pay in cash, and if the Company does not elect to pay the applicable Dividend in full in cash, such written notice will include the Accumulated Stated Value immediately before and immediately after giving effect to any cash payment of such Dividend and any Compounded Dividend as of such Dividend Payment Date and a certification that all Requisite Approvals required in connection with each holder’s acquisition of Ordinary Shares upon conversion of the Convertible Preferred Shares (giving effect to such Compounded Dividend) have been obtained. Notwithstanding anything to the contrary in the foregoing, to the extent Compounded Dividends with respect to any Dividend Payment Date would result in the number of Ordinary Shares into which the Convertible Preferred Shares would be converted to be in excess of the Ordinary Share Issuance Limitation for any or all holders of Convertible Preferred Shares, then, to the extent of such excess, the Company shall declare the applicable Dividend and make the Dividend payment on such Dividend Payment Date in cash.

[1]	To be the first such date after the Original Issue Date.

5.6 Each Dividend shall be payable to the holders of record of Convertible Preferred Shares as they appear in the register of members of the Company at the close of business on the applicable record date in respect of such Dividend, which shall be the February 1, May 1, August 1 and November 1 or such other record date fixed by the Board that does not precede the date upon which the resolution fixing such date is adopted and is not more than 60 days prior to such Dividend Payment Date, as applicable, immediately preceding the applicable Dividend Payment Date. If any Convertible Preferred Share is converted after the close of business on the record date for a Dividend declared and payable in cash but prior to the corresponding Dividend Payment Date, the holder of such share as of the applicable record date shall be entitled to receive such Dividend, notwithstanding the conversion prior to such Dividend Payment Date.

6. Repurchase.

6.1 Repurchase upon Election by the Holders of Convertible Preferred Shares. Convertible Preferred Shares shall not be redeemable upon or repurchased upon the election of the holders of Convertible Preferred Shares.

6.2 Repurchase upon Election by the Company. Each Convertible Preferred Share (and not fewer than all Convertible Preferred Shares) shall be repurchased by the Company out of funds lawfully available therefor at the Repurchase Price (as defined below) in one installment commencing on a date (the “Repurchase Date”) not less than thirty (30) days after and not more than sixty (60) days after the Company sends to the holders of all then outstanding Convertible Preferred Shares written notice of the repurchase of all Convertible Preferred Shares (the “Repurchase Notice”); provided that the Company shall not send the Repurchase Notice until five (5) years have passed from the Original Issue Date and all Requisite Approvals with respect to all holders of Convertible Preferred Shares have been obtained. Notwithstanding receipt of a Repurchase Notice, each holder of a Convertible Preferred Share shall have the ability to convert such holder’s Convertible Preferred Shares into Ordinary Shares based on the then-applicable Conversion Price prior to the Repurchase Date. The Repurchase Notice shall be irrevocable and shall state (i) that the Company will repurchase all Convertible Preferred Shares outstanding on the Repurchase Date; and (ii) the Repurchase Date, the Repurchase Price and the Conversion Price. For purposes of this Section 6.2, “Repurchase Price” shall mean, with respect to any Convertible Preferred Share, the sum of (i) the Accumulated Stated Value, plus (ii) accrued but unpaid Dividends (whether or not declared) to the Repurchase Date to the extent such accrued but unpaid Dividends are not Compounded Dividends as of such time.

6.3 Reserved.

6.4 Rights Subsequent to Repurchase. If the Repurchase Notice shall have been duly given, and if on or prior to the Repurchase Date the Repurchase Price payable upon repurchase of the Convertible Preferred Shares to be repurchased is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then all rights with respect to such shares not converted shall forthwith after the Repurchase Date terminate, except only the right of the holders to receive the Repurchase Price without interest.

7. No Reissuance of Convertible Preferred Shares. Any Convertible Preferred Shares that are repurchased or otherwise acquired by the Company or any of its subsidiaries shall be automatically and immediately cancelled and may not be reissued. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Convertible Preferred Shares following repurchase or acquisition thereof.

8. Waiver. Except as otherwise provided by applicable law, any of the rights, powers, privileges and other terms of the Convertible Preferred Shares set forth herein may be waived on behalf of all holders of Convertible Preferred Shares by a written waiver from the holders of at least two-thirds of the then outstanding Convertible Preferred Shares; provided that the provisions of Section 3.2.2 and 3.2.3 hereof may be waived only by a written waiver from the applicable Designated Holders.

9. Notices. Except as otherwise provided herein, all notices under this Certificate of Designation shall be in writing and shall be delivered in accordance with the Articles; provided that in the case of notices to the transfer agent of the Company (if not the Company), such notices shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the transfer agent if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by e-mail of a PDF document if sent during normal business hours of the transfer agent, and on the next business day of the transfer agent if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such notices to the transfer agent of the Company (if not the Company) must be sent to Computershare Trust Company, N.A. at PO Box 43006 Providence, Rhode Island 02940-3006 or such other address for the transfer agent as the Company may specify by notice to the holders of the Convertible Preferred Shares.

10. Cash Payments. All cash payments made hereunder shall be made in U.S. dollars.

11. Ranking. With respect to the payment of dividends and distribution of assets upon any Liquidation Trigger Event, all Convertible Preferred Shares shall rank senior to the Ordinary Shares and all other Junior Shares and pari passu with any Parity Shares.

12. Definitions. As used in this Certificate of Designation:

“Accumulated Stated Value” means as of any date with respect to any Convertible Preferred Share, the Original Issue Price thereof, plus accumulated Compounded Dividends thereon.

“Business Day” means a day on which commercial banking institutions in New York, New York, San Jose, California, Seoul, the Republic of Korea and the Cayman Islands are open for business.

“Current Market Price” means, on any day, the average of the Daily VWAP for five (5) consecutive Trading Days ending on the Trading Day immediately prior to the day in question.

“Daily VWAP” on any Trading Day means the per share volume-weighted average price of the Ordinary Shares displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page for SGH US Equity (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized investment banking firm (unaffiliated with the Company) retained for this purpose by the Company).

“Designated Holders” means the Investor and its Affiliates (as defined in the Investor Agreement).

“Fully-Diluted Basis” means, as of any time, the number of Ordinary Shares outstanding, together with all Ordinary Shares that the Company would be required to issue pursuant to any then-outstanding Convertible Preferred Shares and any vested in-the-money options, warrants or other securities or rights convertible into or exercisable or exchangeable for (whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights) Ordinary Shares.

“Governmental Authority” means any court, agency, authority, department, or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Investor Agreement” means that certain Investor Agreement, dated as of [ ⚫ ], by and between the Company and the investor named therein and its successors and permitted assigns (the “Investor”), as such agreement is amended from time to time.

“Junior Shares” means the Ordinary Shares and any other class or series of shares in the capital of the Company that ranks junior to the Convertible Preferred Shares either (or both) as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Company and/or any Deemed Liquidation Event and/or other Liquidation Trigger Event.

“Liquidation Trigger Event” means a voluntary or involuntary winding up, liquidation or dissolution of the Company or a Deemed Liquidation Event.

“Market Disruption Event” means any of the following events:

(i) any suspension of, or limitation imposed on, trading of the Ordinary Shares by the Relevant Exchange during any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day, whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Ordinary Shares or options contracts relating to the Ordinary Shares on the Relevant Exchange; or

(ii) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day in general to effect transactions in, or obtain market values for, the Ordinary Shares on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Ordinary Shares on the Relevant Exchange.

“Ordinary Share Issuance Limitation” means, at any time, with respect to any holder of Convertible Preferred Shares, the maximum number of Ordinary Shares that may be issued to such holder if such holder converted such Convertible Preferred Shares pursuant to Section 4.1 without the receipt of applicable Requisite Approvals (if such Requisite Approvals have not been obtained).

“Original Issue Price” means, as to any Convertible Preferred Share, US$1,000, as adjusted for share splits, consolidations, combinations, recapitalizations, reorganizations and the like with respect to the Convertible Preferred Shares.

“Parity Shares” means any class or series of shares in the capital of the Company (other than the Convertible Preferred Shares) that both ranks equally with the Convertible Preferred Shares in the payment of dividends and ranks equally with the Convertible Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Company and any Deemed Liquidation Event (without regard to whether dividends accrue on a cumulative or non-cumulative basis).

“Relevant Exchange” means the NASDAQ Stock Market or the principal U.S. national or regional securities exchange on which the Ordinary Shares are listed or quoted, or if the Ordinary Shares are not listed or quoted on any such exchange, “Pink Sheets” or similar U.S. over-the-counter organization on which the Ordinary Shares are listed or quoted in U.S. dollars.

“Requisite Approvals” means, to the extent applicable and required to permit the conversion of the Convertible Preferred Shares into Ordinary Shares and for the applicable holder to own such Ordinary Shares without the Company or such holder (or any direct or indirect affiliate or parent entity of such holder) being in violation of applicable law, rule or regulation, the receipt of any and all (x) necessary approvals of shareholders of the Company and (y) necessary approvals and authorizations of, filings and registrations with and notifications to, any Governmental Authority or stock exchange, and expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or any similar laws of any jurisdiction), or any successor statute, and the rules and regulations promulgated thereunder.

“Trading Day” means a day other than a Saturday or Sunday on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

RESOLVED that 200,000 Convertible Preferred Shares be reserved for issuance pursuant to that certain Securities Purchase Agreement, dated as of July 14, 2024, by and between the Investor named therein and the Company (the “Securities Purchase Agreement”), in accordance with that Securities Purchase Agreement, Convertible Preferred Shares be allotted and issued as fully paid and non-assessable upon such terms, in such numbers and at such times as contained or set out in the Securities Purchase Agreement and entries be made in the Register of Members of the Company and any member of the Board (each, a “Director”) or any of the Chief Executive Officer, Chief Financial Officer or Chief Legal Officer of the Company (each, an “Authorized Officer”) be authorized to take all such actions and execute all such documents on behalf of the Company as such Director or Authorized Officer may, in their sole discretion, consider necessary or desirable to effect the foregoing;

RESOLVED that [___] Ordinary Shares of the Company having a par value of US$0.03 per share (“Ordinary Shares”) be reserved for issuance upon conversion of the Convertible Preferred Shares, and upon conversion of any Convertible Preferred Shares in accordance with the terms of the Convertible Preferred Shares, Ordinary Shares be issued as fully paid and non-assessable to the holders of such Convertible Preferred Shares being so converted and entries be made in the Register of Members of the Company; and

RESOLVED that any Director or Authorized Officer be authorized to instruct the registrar and transfer agent of the Company in writing to make entries in the Register of Members of the Company at the relevant time accordingly.

***************

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be executed on behalf of the Company by the undersigned authorized officer this ____ day of _________, 2024.

SMART Global Holdings, Inc.

By:
Name:
Title:

EXHIBIT D

NOTICES

(a)	If to the Investor and the SPV:

SK Telecom Co., Ltd.

SK T-Tower, 65,

Eulji-ro, Jung-gu, Seoul, 04539, Korea

Attention: Young Sun Go

Email Address: ***

with a copy (which shall not constitute notice) to:

Baker & McKenzie LLP

Two Embarcadero Center, Suite 1100

San Francisco, CA 94111

Attention: Derek Liu; Judith Kitano

Email Address: ***

(b)	If to the Company:

SMART Global Holdings, Inc.

1390 McCarthy Blvd.

Milpitas, CA 95035

Attention: Anne Kuykendall; Angela Chen

Email: ***

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Mark M. Bekheit; Tessa Bernhardt

Email: ***